Exhibit 10.18

Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

MASTER REPURCHASE AGREEMENT

among

NATIONAL FOUNDERS LP, as buyer (the “Buyer”)

and

FACO CROP LOANS LLC, a Delaware limited liability company, as seller (“Seller”)

FACO CROP LOAN FINANCING TRUST C1, a Delaware statutory trust, as the trust subsidiary (“Trust Subsidiary”)

Dated March 18, 2020

i

24.	Binding Effect; Governing Law; Jurisdiction	58

25.	No Waivers, Etc.	58

26.	Intent	59

27.	Disclosure Relating to Certain Federal Protections	59

28.	Power of Attorney	60

29.	Indemnification; Obligations; Recourse	60

30.	Counterparts	61

31.	Confidentiality	61

32.	Periodic Due Diligence Review	61

33.	Authorizations	62

34.	Documents Mutually Drafted	62

35.	General Interpretive Principles	62

36.	Specific Performance	63

37.	Conflicts	63

38.	Amendments	63

39.	Joint and Several	64

40.	Third Party Beneficiary	64

41.	Trustee Not Acting in Individual Capacity	64

SCHEDULES

Schedule 1A –	Representations and Warranties with Respect to Contributed Crop Loans

Schedule 1B –	Representations and Warranties with Respect to Eligible Trust Certificates

Schedule 2 –	Authorized Representatives

EXHIBITS

Exhibit A –	Form of Transaction Request and Confirmation

Annex 1 – Form of Asset Tape

Exhibit B –	Monthly Compliance Certificate

ii

Exhibit C-1 –	Form of Power of Attorney (Seller)

Exhibit C-2 –	Form of Power of Attorney (Trust Subsidiary)

Exhibit D-1 –	Form of U.S. Tax Compliance Certificate

Exhibit D-2 –	Form of U.S. Tax Compliance Certificate

iii

This is a MASTER REPURCHASE AGREEMENT, dated as of March 18, 2020, by and among National Founders LP (“Buyer”), FACO Crop Loans LLC, a Delaware limited liability company (the “Seller”), and FACo Crop Loan Financing Trust C1, a Delaware statutory trust (the “Trust Subsidiary”).

1. Applicability

a. From time to time during the Availability Period (as defined below) the parties hereto may enter into transactions in which Seller agrees to (i) transfer Purchased Assets (as hereinafter defined) to Buyer against the transfer of funds by Buyer to Seller or Seller’s designee, with a simultaneous agreement by Buyer to transfer such Purchased Assets back to Seller at a date certain or on demand against the transfer of funds by Seller to Buyer and/or (ii) transfer Contributed Crop Loans (as hereinafter defined) to Trust Subsidiary against the transfer of funds by Buyer to Seller or Seller’s designee as an increase to the Purchase Price (as hereinafter defined) of the Trust Subsidiary Interests in the Trust Subsidiary, with a simultaneous agreement by Buyer to allow the Trust Subsidiary to release such Contributed Crop Loan back to Seller at a date certain or on demand against the transfer of funds by Seller or the Trust Subsidiary to Buyer as partial repayment of the Purchase Price of Trust Subsidiary Interests. Each of the transactions described in the preceding sentence shall be referred to herein as a “Transaction” and, unless otherwise agreed by the parties to this Agreement in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder. For the avoidance of doubt and for administrative tracking purposes, the purchase and sale of each Purchased Asset (and each increase or decrease in the Purchase Price of any Trust Subsidiary Interests in connection with the acquisition by Trust Subsidiary of a Contributed Crop Loan or the release by Trust Subsidiary of a Contributed Crop Loan) shall be deemed a separate Transaction.

b. In connection with the initial Transaction on the initial Purchase Date, the Buyer shall purchase the Trust Subsidiary Interests. On and after the initial Purchase Date, Seller may request and Buyer may fund, subject to the terms and conditions of this Agreement, a Purchase Price Increase (as hereinafter defined) of the Trust Subsidiary Interests in connection with the acquisition of Contributed Crop Loans by the Trust Subsidiary.

2. Definitions

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Accepted Servicing Practices” with respect to any Contributed Crop Loan, has the meaning set forth in the Servicing Agreement or, if not defined therein, means those servicing practices of prudent institutions which service assets of the same type as such Contributed Crop Loan in the same jurisdiction and in accordance with applicable law.

“Act of Insolvency” means, with respect to any Person or its Affiliates, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking of the appointment of a receiver, trustee, custodian or similar official for such Person or an Affiliate or any substantial part of the property of either; (iii) the appointment of a receiver, conservator, or manager for such Person or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such Person or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission in writing by such Person or an Affiliate of such Person of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any Governmental Authority or agency or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person or of any of its Affiliates, or shall have taken any action to displace the management of such Person or of any of its Affiliates or to curtail its authority in the conduct of the business of such Person or of any of its Affiliates; which in the case of an involuntary proceeding in any of clauses (ii) or (iii), shall continue undismissed or unstayed for a period of [***].

“Affiliate” means, with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code; provided that in the case of Guarantor or any Seller Party, only UFG Holdings LLC and all indirect subsidiaries of UFG Holdings LLC (other than the Master Servicer and its Subsidiaries) shall be Affiliates for purposes of the Transaction Documents.

“Agreement” means this Master Repurchase Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” means: (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which Seller or any of its Affiliates is located or doing business.

“Anti-Money Laundering Laws” means any Requirements of Law relating to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Approved Insurance Provider” means an insurance company duly authorized and licensed where required by law to transact insurance business which (a) has entered into and is in compliance with a standard reinsurance agreement with Federal Crop Insurance Corporation for the applicable reinsurance year; (b) meets the Insurance Rating Requirements; (c) is in good standing with the Federal Crop Insurance Corporation and the RMA and (d) is otherwise acceptable to Buyer in its sole discretion.

“Approved Originator” means FarmOp Capital, LLC and any other person approved by Buyer in its sole discretion.

“Approved State” means each state in which a Contributed Crop Loan is originated pursuant to the Underwriting Guidelines.

“Asset File” means the documents specified on an exhibit to the Custodial Agreement, together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) pursuant to this Agreement and the Custodial Agreement.

“Asset Tape” means, with respect to any Transaction as of any Purchase Date, a computer tape or other electronic medium generated by Seller or its Affiliate and delivered to Buyer and Custodian, which provides, with respect to each Purchased Asset that is the subject of such Transaction (or, in the case of any Transaction that includes a request for a Purchase Price Increase for any Trust Subsidiary Interest, with respect to the related Contributed Crop Loan), each of the data fields (provided that if certain data fields are not available as of the Purchase Date, Seller shall notify Buyer) set forth on Annex 1 to Exhibit A attached hereto, as well as any and all new, modified or updated information with respect to such Purchased

Asset or Contributed Crop Loan that has been provided to Buyer prior to the applicable Purchase Date and as to which the Purchase Price (or Purchase Price Increase, as the case may be) or any other information set forth in the Transaction Request and Confirmation for such Transaction has been based, in each case, in a format that has previously been approved by Buyer and is otherwise acceptable to Buyer.

“Asset Value” means, with respect to (a) each Contributed Crop Loan, the lesser of (i) [***] and (ii) the applicable Purchase Price Percentage multiplied by (x) to the extent the insurance period for the related Crop Insurance Policy has not expired (for the avoidance of doubt, expired shall mean that the time for payment of indemnities under such Crop Insurance Policy has terminated), the lesser of (1) the Market Value thereof and (2) the Insured Value and (y) to the extent the related insurance period under the Crop Insurance Policy has expired, the Market Value thereof and (b) a Purchased Asset, an amount equal to the combined Asset Value of the Contributed Crop Loans.

Without limiting the generality of the foregoing, each Seller Party acknowledges that the Asset Value of a Purchased Asset or Contributed Crop Loan may be reduced to zero by Buyer if:

(i) (x) such Contributed Crop Loan contains a breach of a representation or warranty made by a Seller Party in Schedule 1A to the Agreement and such breach has not been cured within the applicable cure period, if any or (y) the Trust Subsidiary Interests represented by an Eligible Trust Certificate contains a breach of a representation or warranty made by a Seller Party in Schedule 1B to the Agreement and such breach has not been cured within the applicable cure period, if any;

(ii) a monetary or material non-monetary default occurs under the terms of such Contributed Crop Loan beyond any applicable cure period;

(iii) such Contributed Crop Loan has been released from the possession of the Custodian under the Custodial Agreement for a period in excess of [***];

(iv) such Contributed Crop Loan has been subject to a Transaction in excess of [***]; or

(v) (A) such Crop Loan causes a Concentration Limit Violation under clause (viii) of the definition thereof to occur or (B) upon the earlier to occur of (x) [***] from the Effective Date and (y) the date on which the aggregate outstanding Purchase Price of all Contributed Crop Loans is at least [***], such Crop Loan causes any Concentration Limit Violation (other than clause (viii) of the definition thereof) to occur.

“[***] Date” means (a) any Purchase Date; (b) during the months of [***]; (c) during any other months, [***] of such calendar month; (d) on any day that an Event of Default have occurred and is continuing; (e) any date when one of the events set forth in clauses (i)-(v) of the definition of Asset Value shall occur and (f) any date on which Buyer provides notice to Seller that it has changed the Market Value of a Contributed Crop Loan.

“Assignment and Acceptance” has the meaning set forth in Section 22(a) hereof.

“Assignment of Indemnity” means an assignment of an Obligor’s right, title and interest in any indemnity payment and other policy rights under a Crop Insurance Policy that satisfies the conditions necessary for a valid and effective assignment pursuant to 7 C.F.R. Section 457.8, or such successor regulations.

“Availability Period” means the period commencing on the Effective Date through and including the earlier of (a) the later of (i) March 17, 2021 and (ii) any date agreed to by Buyer in writing if extended pursuant to Section 7 hereof and (b) such date as determined by Buyer pursuant to its rights and remedies under the Agreement following an Event of Default.

“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Broker” means ADM Investor Services, Inc. and its successors in interest and assigns.

“Business Day” means any day other than (i) a Saturday or Sunday, (ii) a public or bank holiday in New York City, Delaware, Texas, North Carolina, Minnesota, Ohio or in the Provinces of Ontario, Canada or Quebec, (iii) any day on which the New York Stock Exchange is closed, or (iv) any state where the offices of the Repo Account Bank, Trustee or Custodian are authorized to be closed.

“Buyer” means National Founders LP and its successors in interest and assigns pursuant to the terms hereof.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of the Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock” means, as to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, limited partnership, or trust, and any and all warrants or options to purchase any of the foregoing, including, without limitation, all rights to participate in the operation or management of such Person and all rights to such Person’s properties, assets, interests and distributions under the related organizational documents in respect of such Person.

“Cash Equivalents” means (a) securities with maturities of [***] or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of [***] or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of [***], (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than [***] with respect to securities issued or fully guaranteed or insured by the United States Government, (d) securities with maturities of [***] or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least “A” by S&P or “A” by Moody’s, or (e) securities with maturities of [***] or less from the date of acquisition backed by standby letters of credit issued by any Affiliate of Buyer.

“Certificateholder” has the meaning assigned to such term in the Trust Agreement.

“Certificate Register” has the meaning assigned to such term in the Trust Agreement.

“Certificate Registrar” has the meaning assigned to such term in the Trust Agreement.

“Change in Control” means any of the following events shall have occurred:

(a) any transaction or event as a result of which UFG Holdings LLC ceases to own, whether beneficially or of record, directly or indirectly, at least [***] of the Capital Stock of Guarantor;

(b) any transaction or event as a result of which Guarantor ceases to own, whether beneficially or of record, directly or indirectly, [***] of the Capital Stock of Seller;

(c) any transaction or event as a result of which Seller ceases to own, beneficially or of record, [***] of the Capital Stock of the Trust Subsidiary, except as contemplated by the Transactions set forth herein;

(d) the sale, transfer, or other disposition of all or substantially all of any Seller Party’s or Guarantor’s assets (excluding any such action taken in connection with any securitization transaction); or

(e) the consummation of a merger or consolidation of the Seller or Guarantor with or into another entity or any other corporate reorganization, if more than [***] of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders of the Seller or Guarantor, as applicable, immediately prior to such merger, consolidation or other reorganization.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Account” means the “Collection Account” and all related sub-accounts, as defined in the Subservicing Agreement, established by the Subservicer pursuant to the terms of the Subservicing Agreement into which all collections, remittances and other proceeds on, or in respect of, the Contributed Crop Loans shall be deposited by the Servicers, and which is subject to the Servicer Account Control Agreement. For the avoidance of doubt, the Collection Account shall not include other “collection accounts” maintained by the Subservicer to hold amounts in respect of Crop Loans that are other than Contributed Crop Loans.

“Commitment Fee” means (a) initially and upon the extension of the Termination Date, an amount equal to the product of (i) the Commitment Fee Percentage and (ii) the amount set forth in clause (a) of Maximum Aggregate Purchase Price; and (b) upon Seller’s request to increase the Maximum Aggregate Purchase Price, an amount equal to the product of (i) the Commitment Fee Percentage and (ii) the requested increased amount.

“Commitment Fee Percentage” means [***]

“Concentration Limit Violation” means any of the following events shall occur:

(i) more than [***] of the aggregate outstanding Purchase Price consists of Contributed Crop Loans made to the same Obligor or any Affiliate thereof;

(ii) more than [***] of the aggregate outstanding Purchase Price consists of any single Crop (other than corn, soybean or wheat);

(iii) more than [***] of the aggregate outstanding Purchase Price consists of Contributed Crop Loans that are located in any single county;

(iv) more than [***] of the aggregate outstanding Purchase Price consists of Contributed Crop Loans that are located in any single state;

(v) more than [***] of the aggregate outstanding Purchase Price consists of Contributed Crop Loans that are located in any two (2) states;

(vi) more than [***] of the aggregate outstanding Purchase Price consists of Contributed Crop Loans that are subject to Crop Insurance provided by a single Approved Insurance Provider;

(vii) more than [***] of the aggregate outstanding Purchase Price consists of Contributed Crop Loans with an outstanding Purchase Price in excess of [***]; or

(viii) more than [***] of the most recently reported aggregate expected revenue from all Contributed Crop Loans with the same Obligor is subject to a forward sale agreement that would result in an economic cost to the related Obligor to the extent such Obligor fails to deliver the amount of Crops specified in such forward sale agreement.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contributed Crop Loan” means a Crop Loan, legal title of which is held by the Trust Subsidiary, which is subject to a Transaction hereunder and/or listed on the related Asset Tape attached to the related Transaction Request and Confirmation, which such Asset Files the Custodian has been instructed to hold pursuant to the Custodial Agreement.

“Crop” means all farm products including but not limited to crops growing or to be grown on, and all crops that have been harvested or severed from the real estate.

“Crop Insurance” means loss revenue based multi-peril crop insurance coverage without a harvest price exclusion (each as defined by the RMA) which is purchased by agricultural producers to indemnify and hold harmless against losses which occur as a result of either (i) loss of yield due to natural disasters or (ii) loss of revenue due to declines in the prices of agricultural products, in each case, exceeding the applicable deductible amount issued either directly through the Federal Crop Insurance Corporation or private insurance companies participating in the Federal Crop Insurance Program.

“Crop Insurance Policy” means a contract for Crop Insurance for the then current Crop Year, issued by an Approved Insurance Provider to the Seller Parties.

“Crop Loan” means a working capital loan under the “Advantage”, “Advantage Plus” or “Wheat” programs of the Approved Originator comprised of one or more advances, arising from the extension of credit to an Obligor in the ordinary course of its business secured by, among other things, forward sale contracts, put options and Crop Insurance, the proceeds of which are used to finance the annual production expenses of the Crop for the current Crop Year.

“Crop Loan Advance” means an advance (including, without limitation, a Draw) made to an Obligor in respect of a Contributed Crop Loan, together with interest accrued thereon and owing under the related Crop Loan Documents and the right arising under such Crop Loan Documents to receive any payment or any funds from or on behalf of such Obligor, whether or not earned by performance, whether constituting an account, chattel paper, instrument, general intangible or otherwise, in each case, in accordance with the applicable working capital budget for such Contributed Crop Loan, as more particularly described herein.

“Crop Loan Document” means, with respect to any Crop Loan, the related Crop Loan Note and any related loan agreement, continuing guaranty, security agreement, mortgage, subordination agreement, Crop Insurance Policy and contributing documents, any Hedging Agreement, any lease or access agreement, any account control agreements, any assignments of incentive payments, collateral assignments or commodity futures or options contracts, any Assignment of Indemnity, powers of attorney, financing statements, evidence of Crop inspection, lien search, listing of potential buyers and other documents, instruments, certificates or assignments (including amendments or modifications thereof) executed by the Obligor thereof or by another Person on the Obligor’s behalf in respect of such Crop Loan and related Crop Loan Note, including, without limitation, general or limited guaranties.

“Crop Loan Note” means any promissory note evidencing the indebtedness of an Obligor under a Crop Loan and each Crop Loan Advance made in respect thereof, together with any modifications thereto.

“Crop Year” means the period within which the insured crop is normally grown, regardless of whether or not it is actually grown, and designated by the calendar year in which the insured crop is normally harvested.

“Crop Year Contributed Loans” means, for any Crop Year, all Contributed Crop Loans whose proceeds were to be used to fund the growth of Crops to be harvested during the same Crop Year.

“Custodial Agreement” means the custodial agreement, dated as of the date hereof, among Seller Parties, Buyer and Custodian as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Custodial Asset Transmission” means the “Asset List” as such term is defined in the Custodial Agreement.

“Custodian” means U.S. Bank National Association or such other party specified by Buyer and agreed to by the Seller Parties, which approval shall not be unreasonably withheld.

“Default” means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

“Delaware LLC Act” means Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.

“Distribution Worksheet” means a worksheet setting forth the amounts and recipients of remittances to be made on the next succeeding Payment Date, in form and substance acceptable to Seller and Buyer.

“Dividend Payment” means any dividends with respect to any Capital Stock or other equity interests in a Seller Party or Guarantor, whether now or hereafter outstanding, or any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Seller Party or Guarantor, as applicable.

“Division/Series Transaction” means, with respect to any Person that is a limited liability company organized under the laws of the State of Delaware, that any such Person (a) divides into two or more Persons (whether or not the original Person or Subsidiary thereof survives such division) or (b) creates, or reorganizes into, one or more series, in each case, as contemplated under the laws of the State of Delaware, including without limitation Section 18-217 of the Delaware LLC Act.

“Dollars” or “$” means dollars in lawful currency of the United States of America.

“Draw” means, with respect to a Crop Loan, an additional borrowing by the Obligor in accordance with the related Crop Loan Documents.

“Draw Fee” means [***].

“ECCA” means that certain Electronic Collateral Control Agreement, by and among Seller Parties, Buyer, Custodian and eOriginal, Inc.

“Effective Date” means the date hereof.

“Eligible Asset” means (a) the Eligible Trust Certificate and (b) any Eligible Crop Loan.

“Eligible Crop Loan” means a Crop Loan that satisfies the representations and warranties set forth on Schedule 1A with respect thereto and is acceptable to Buyer in its sole discretion.

“Eligible Trust Certificate” means the Trust Certificate that represents the Trust Subsidiary Interests that satisfy the applicable representations and warranties set forth on Schedule 1B with respect thereto and is acceptable to Buyer in its sole discretion.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any corporation or trade or business that, together with any Seller Party or Guarantor, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Event of Default” has the meaning set forth in Section 15 hereof.

“Event of Termination” means with respect to each Seller Party or Guarantor (i) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within [***] of the occurrence of such event; (ii) the withdrawal of such Seller Party, Guarantor or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the failure by such Seller Party, Guarantor or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA; (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by such Seller Party, Guarantor or any ERISA Affiliate thereof to terminate any Plan; (v) the failure to meet the requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code; (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vii) the receipt by such Seller Party, Guarantor or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan; or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for such Seller Party, Guarantor or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Section 430(k) of the Code with respect to any Plan.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Buyer or required to be withheld or deducted from a payment to Buyer, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Buyer being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Buyer pursuant to a law in effect on the date on which (i) Buyer becomes a party to this Agreement or (ii) Buyer changes the office from which it books the Transactions, except in each case to the extent that, pursuant to Section 11(a), amounts with respect to such Taxes were payable either to Buyer’s assignor immediately before Buyer became a party hereto or to Buyer immediately before it changed the office from which it books the Transactions, (c) Taxes attributable to Buyer’s failure to comply with Section 11(e)(6) and (d) any federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such sections of the Code.

“FDIA” has the meaning set forth in Section 26(c) hereof.

“FDICIA” has the meaning set forth in Section 26(d) hereof.

“Federal Crop Insurance Act” means the Federal Crop Insurance Act, 7 U.S.C. 150, as amended from time to time.

“Federal Crop Insurance Corporation” means the wholly-owned government corporation established by and under authority of the Federal Crop Insurance Act and administered by the RMA within USDA.

“Federal Crop Insurance Program” means the crop-hail or multi-peril crop insurance program established and offered in accordance with the Federal Crop Insurance Act, as amended.

“Fidelity Insurance” means insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Buyer.

“Foreign Buyer” means (a) if a Seller Party is a U.S. Person, a buyer that is not a U.S. Person, and (b) if a Seller Party is not a U.S. Person, a buyer that is resident or organized under the laws of a jurisdiction other than that in which such Seller Party is resident for tax purposes.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America and applied on a consistent basis.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over any Seller Party, Servicer, Guarantor or Buyer, as applicable.

“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise). The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” means Finance of America Commercial LLC, in its capacity as guarantor under the Guaranty.

“Guaranty” means the guaranty of the Guarantor dated as of the date hereof in favor of the Buyer as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Hedging Agreement” means, with respect to each Contributed Crop Loan, each security agreement and assignment of hedging account, among Seller, as secured party, Obligor, as debtor, and Broker.

“Income” means with respect to any Purchased Asset (or, in the case of a Purchased Asset that is a Trust Subsidiary Interest, any Contributed Crop Loan held by the Trust Subsidiary) at any time until repurchased by the Seller (or such Contributed Crop Loan is released in accordance with Section 4 of this Agreement), any principal payments received thereon or in respect thereof, all interest, dividends or other distributions thereon (which excludes for the avoidance of doubt, amounts on deposit in the Reserve Account), any payments made in respect of any related Crop Insurance Policy, property or hazard insurance obtained by the Obligor, any subsidies received by the Obligor from any Governmental Authority, and any payments made in respect of any related Hedging Agreement.

“Indebtedness” means, for any Person, at any time, and only to the extent outstanding at such time: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within [***] of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person;

(e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements, including, without limitation, any Indebtedness arising hereunder; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person and (i) Indebtedness of general partnerships of which such Person is a general partner.

“Indemnified Party” has the meaning set forth in Section 29(a) hereof.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Seller Parties hereunder or under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Insurance Rating Requirements” means, with respect to an Approved Insurance Provider meeting the requirements of the related mortgage, a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P.

“Insured Value” means as of any date of determination, the sum of (a) (i) the then current actual federal crop insurance revenue guarantee coverage amount provided by the Federal Crop Insurance Corporation, in accordance with USDA guidelines and historical yield methodology (calculated for any individual loan and crop, as the product of (1) the number of acres covered, (2) the approved yield per acre, (3) the coverage level, and (4) the greater of the projected price or harvest price) or (ii) if such insurance coverage is not yet available, the estimated insurance coverage amount as determined by the Approved Originator in accordance with the approved underwriting guidelines; provided, that such guidelines shall follow the same formula as set forth in clause (i), in each case, as such amount may be reduced from time to time in accordance with the terms of the applicable Crop Insurance Policy as a result of late plant or prevent plant, minus (b) the aggregate amount of cash received from any collateral relating to such Crop Loan or any indemnity payments under the applicable Crop Insurance Policy received by the Obligor, the Servicer or any Seller Party. For the avoidance of doubt, (i) any portion of insurance coverage not guaranteed by the Federal Crop Insurance Corporation shall not be included in this calculation and (ii) upon the rescission or termination of any Crop Insurance Policy, the Insured Value shall be reduced to [***].

“Irrevocable Instruction Letter” means that certain Irrevocable Instruction Agreement to Security Agreement and Assignment of Hedging Account, dated as of March 18, 2020, among Buyer, Seller Parties, Broker and Master Servicer, as the same may be amended, restated, supplemented or otherwise modified from time to time which instructs Broker to remit all payments payable to the Master Servicer under any Hedging Agreement (as defined therein) to the applicable Collection Account.

“LIBOR” means, the rate determined by Buyer on the basis of the “BBA’s Interest Settlement Rate” offered for [***] U.S. dollar deposits, as such rate appears on Bloomberg L.P.’s page “BBAM” as of [***] (London time) on the Business Day prior to the beginning of the related Pricing Period provided that if such rate does not appear on Bloomberg L.P.’s page “BBAM” as of such time on such date, the rate for such date will be the rate determined by reference to the most recently published rate on Bloomberg L.P.’s page “BBAM”; provided, further, that if such rate is no longer set on Bloomberg L.P.’s page “BBAM”, the rate of such date will be determined by reference to such other comparable publicly available service publishing such rates as may be selected by Buyer in its sole discretion, which rates have performed or are expected by Buyer to perform in a manner substantially similar to the rate appearing on Bloomberg L.P.’s page “BBAM”, and which rate will be communicated to Seller.

“Lien” means any mortgage, lien, pledge, charge, security interest or similar encumbrance.

“Liquidity” means the sum of (a) cash (other than Restricted Cash) and (b) unrestricted and unencumbered Cash Equivalents.

“Margin Call” has the meaning set forth in Section 6(a) hereof.

“Margin Deadline” means, to the extent a Margin Call is made pursuant to Section 6(a) hereof:

(a) as a result of Buyer reducing the Asset Value due to an event described in clauses (i)-(v) of the definition thereof, [***] from the date the Margin Call is given to Seller pursuant to Section 6(b) hereof; and

(b) as the result of any other Margin Deficit, the Business Day from the date the Margin Call is given to Seller pursuant to Section 6(b) hereof designated below under the heading “Margin Deadline” which corresponds to the applicable Margin Deficit Percentage:

Margin Deficit Percentage	Margin Deadline
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

provided, however, that to the extent any Margin Deficit Percentage is reduced on or prior to the applicable Margin Deadline in accordance with Section 6(a) hereof such that a lower Margin Deficit Percentage exists and a different Margin Deadline would apply, then the cure period for the Margin Deficit shall be extended by the number of Business Days by which the new applicable Margin Deadline exceeds the then existing Margin Deadline.

“Margin Deficit” has the meaning set forth in Section 6(a) hereof.

“Margin Deficit Percentage” means the percentage equal to the Margin Deficit divided by (a) the outstanding Release Price for a Contributed Crop Loan or (b) the Repurchase Price for the Purchased Assets, in each case, determined as of the Business Day the Margin Call is made.

“Market Value” means, with respect to any Purchased Asset or Contributed Crop Loan as of any date of determination, the market value of such Purchased Asset or Contributed Crop Loan on such date as determined by Buyer (or an Affiliate thereof) in its sole discretion. Without limiting the generality of the foregoing, Buyer will not (i) deem the Market Value for any Contributed Crop Loan to be greater than par; (ii) deem the Market Value of any Purchased Asset to be greater than the combined Market Values of the Contributed Crop Loans and (iii) include any undrawn amounts in respect of any Contributed Crop Loan in its determination of Market Value. Buyer’s determination of Market Value shall be conclusive upon the parties absent manifest error.

“Master Servicer” means FarmOp Capital, LLC or any other Third Party Servicer appointed by Buyer in its sole discretion.

“Master Servicer Indemnity Cap” has the meaning set forth in Section 8(b)(i) hereof.

“Master Servicing Agreement” means that certain Amended and Restated Servicing Agreement, dated as of March 16, 2020 entered into between Seller Parties and Master Servicer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Master Servicer Side Letter” means (a) that certain master servicer side letter, dated as of March 18, 2020, among Buyer, Seller Parties and Master Servicer as the same may be amended, restated, supplemented or otherwise modified from time to time and (b) any other letter agreement in form and substance acceptable to the parties which, in the case of clauses (a) and (b), instructs Master Servicer to take direction from Buyer pursuant to the terms therein.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of any Seller Party or Guarantor individually or any Seller Party, Guarantor or any Affiliate that is a party to any Transaction Document taken as a whole; (b) a material impairment of the ability of any Seller Party or Guarantor individually or any Seller Party, Guarantor or any Affiliate that is a party to any Transaction Document to perform under any Transaction Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Transaction Document against any Seller Party, Guarantor or any Affiliate that is a party to any Transaction Document, in each case as determined by Buyer in its reasonable discretion.

“Maximum Aggregate Purchase Price” means (a) on the Effective Date, [***] or (b) on any day thereafter, the amount increased or decreased pursuant to Section 7 hereof, which in no event shall exceed [***].

“Monthly Compliance Certificate” means a certificate substantially in the form of Exhibit B attached hereto.

“Moody’s” means Moody’s Investors Service, Inc. or any successors thereto.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by any Seller Party or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Net Income” means, with respect to any Person for any period, the consolidated net income for such period of such Person as reported in such Person’s financial statements prepared in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness payable solely from the assets sold or pledged to secure such Indebtedness under which facility no purchaser or creditor has recourse to Guarantor or any of its Affiliates if such assets are inadequate or unavailable to pay off such Indebtedness, and neither Guarantor nor any of its Affiliates effectively has any obligation to directly or indirectly pay any such deficiency.

“Non-Usage Fee” means the product of (a) [***] per annum calculated on the basis of a 360 day year and (b) the excess (if any) of (i) the Maximum Aggregate Purchase Price over (ii) the average aggregate outstanding Purchase Price of the Purchased Assets and Contributed Crop Loans (without duplication) during such calendar month.

“Non-Usage Threshold” means the greater of (a) [***] and (b) [***] (1/2) of the then current Maximum Aggregate Purchase Price.

“Notice Date” has the meaning set forth in Section 3(c) hereof.

“Obligations” means (a) all of each Seller Party’s obligations to pay the Repurchase Price on the Repurchase Date, the Release Price on any Release Date, the Price Differential on each Payment Date, and other obligations and liabilities of such Seller Party and Guarantor, to Buyer or Custodian arising under, or in connection with, the Transaction Documents, whether now existing or hereafter arising; (b) any and all sums paid by Buyer in order to preserve any Purchased Asset, Contributed Crop Loan or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any such Seller Party’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Asset or Contributed Crop Loan, or of any exercise by Buyer of its rights under the Transaction Documents, including, without limitation, attorneys’ fees and disbursements and court costs; and (d) all of each Seller Party’s and Guarantor’s indemnity obligations to Buyer and Custodian pursuant to the Transaction Documents.

“Obligor” means, with respect to any Contributed Crop Loan, the Person or Persons obligated to make payments in respect thereof (including, without limitation, any co-signer or guarantor for a Person so obligated).

“OFAC” has the meaning set forth in Section 13(a)(24) hereof.

“Other Connection Taxes” means, with respect to Buyer, Taxes imposed as a result of a present or former connection between Buyer and the jurisdiction imposing such Tax (other than connections arising from Buyer having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Transaction or Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document or the Purchased Assets and the related Contributed Crop Loans, but not Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment expressly consented to by Seller).

“Payment Date” means the [***] of the month; provided that the final Payment Date shall be the related Repurchase Date or Release Date, as applicable; and provided, further, that if any Payment Date would fall on a day which is not a Business Day, such Payment Date shall be the next succeeding Business Day.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Lien”, means, any of the following Liens that may be imposed with respect to a Contributed Crop Loan, (a) Liens for Taxes imposed by any Governmental Authority not yet due and delinquent or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (b) Liens imposed by Requirements of Law and/or operation of law, such as materialmen’s, landlord’s, labor/mechanic’s, supplier/input’s, mechanics’, carriers’, workmen’s, repairmen’s and similar Liens, arising in the ordinary course of business securing obligations that are not overdue for more than [***] or otherwise which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established; (c) covenants, conditions and restrictions, rights of way, easements and other matters of public record; and (d) any Liens subordinated to the rights of Seller pursuant to a fully executed subordination agreement in a form substantially similar to those provided to Buyer prior to the Effective Date or otherwise acceptable to Buyer in its sole discretion.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee benefit or other plan established or maintained by any Seller Party, Guarantor or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

“Post Default Rate” means an annual rate of interest equal to the Pricing Rate plus an additional [***].

“Power of Attorney” means each Power of Attorney substantially in the form of Exhibit C-1 and Exhibit C-2 hereto.

“Price Differential” means with respect to any Transaction as of any date of determination, an amount equal to the product of (A) the Pricing Rate for such Transaction and (B) the Purchase Price (or Purchase Price Increase, as applicable) for such Transaction, calculated daily on the basis of a three hundred sixty (360) day year for the actual number of days during the period commencing on (and including) the Purchase Date or the Purchase Price Increase Date, as applicable, for such Transaction and ending on (but excluding) the Repurchase Date or Release Date, as applicable. For the avoidance of doubt, Price Differential accrues from the Payment Date (or, with respect to the first (1st) Payment Date for each Transaction, from and including the related Purchase Date) through but excluding the next Payment Date.

“Pricing Floor” means [***].

“Pricing Period” means, with respect to each Payment Date, [***] of the prior calendar month (or, with respect to the first (1st) Pricing Period for the Transaction, from and including the Purchase Date) to the [***] of the prior calendar month, unless otherwise agreed to by the Buyer and the Seller in writing.

“Pricing Rate” means, with respect to each Purchased Asset and Contributed Crop Loan, during the applicable Pricing Period, a rate per annum equal to the sum of (a) the greater of (i) LIBOR and (ii) the Pricing Floor plus (b) [***].

“Principal Prepayment” means, for any Contributed Crop Loan, any amount applied to reduce the principal or other invested amount of such Contributed Crop Loan, other than a scheduled principal payment, including (i) principal prepayments from any source and of any nature whatsoever, (ii) net insurance proceeds, to the extent applied to reduce the principal amount or other invested amount of the related Contributed Crop Loan, and (iii) any net proceeds from any sale, refinancing, liquidation or other disposition of the Crop relating to such Contributed Crop Loan to the extent applied to reduce the principal amount or the invested amount of the related Contributed Crop Loan.

“Prohibited Person” has the meaning set forth in Section 13(a)(24) hereof.

“Property” means any right or interest in or to all farm products, inventory, equipment and other goods and other property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Date” means the date on which the Purchased Assets that are the subject of such Transaction are to be transferred by Seller to Buyer and in the case of a Transaction involving a Contributed Crop Loan, any date on which a Purchase Price Increase is funded by the Buyer in connection with the acquisition by the Trust Subsidiary of such Contributed Crop Loan.

“Purchase Price” means:

(a) on the initial Purchase Date for such Purchased Asset, the price at which such Purchased Asset is transferred by the Seller to Buyer, which price shall equal the sum of the Asset Values of each Eligible Crop Loan in the Trust Subsidiary on such Purchase Date; and

(b) on any day after the initial Purchase Date for such Purchased Asset, except where Buyer and the Seller Parties agree otherwise, the amount determined under the immediately preceding clause (a) (i) increased by the amount of any Purchase Price Increase funded by Buyer in respect of such Purchased Asset since the Purchase Date of such Purchased Asset and (ii) decreased by the amount of any cash transferred by the Seller Parties or Guarantor to Buyer to reduce the Purchase Price of such Purchased Asset or any Purchase Price Increase in respect thereof (in an amount equal to the Release Price for the related Contributed Crop Loan), in accordance with the Transaction Documents.

“Purchase Price Increase” means (a) in connection with the acquisition of any Contributed Crop Loan that is an Eligible Crop Loan by the Trust Subsidiary, an increase in the Purchase Price of the Purchased Asset in an amount equal to the Asset Value of such Contributed Crop Loan as of the Purchase Date for such Contributed Crop Loan and (b) an increase in the Purchase Price in connection with a Draw on an Eligible Crop Loan, as requested by any Seller Party pursuant to Section 3(b) hereof.

“Purchase Price Increase Date” means the date on which a Purchase Price Increase is made.

“Purchase Price Percentage” means, with respect to each Contributed Crop Loan (a) for which the related insurance period under the Crop Insurance Policy has not expired, [***] and (b) for which the related insurance period under the Crop Insurance Policy has expired, [***].

“Purchased Asset Documents” means (a) the documentation governing a Purchased Asset, (b) with respect to a Contributed Crop Loan, the Crop Loan Documents, and (c) in the case of clauses (a) and (b), all ancillary documents related thereto.

“Purchased Assets” means the collective reference to the Trust Subsidiary Interests (representing a beneficial interest in the Contributed Crop Loans and represented by the Eligible Trust Certificate), together with the Repurchase Assets related to such Trust Subsidiary Interests transferred by Seller to Buyer in a Transaction hereunder, listed on the related Asset Tape attached to the related Transaction Request and Confirmation.

“QIB” means a “Qualified Institutional Buyer” as defined under Rule 144A of the 1934 Act.

“Records” means all instruments, agreements and other books, records, and reports and data stored in other media for the storage of information maintained by each Seller Party, Guarantor, Servicer or any other Person or entity with respect to a Purchased Asset or Contributed Crop Loan. Records shall include the Crop Loan Notes, any Purchased Asset Documents, the Asset Files, the credit files related to the Purchased Asset and Contributed Crop Loans and any other instruments necessary to document or service a Purchased Asset and/or Contributed Crop Loan (including, in the case of Trust Subsidiary Interests, the Trust Certificates representing such Trust Subsidiary Interests issued by the Trust Subsidiary).

“Register” has the meaning set forth in Section 22(a) hereof.

“Release Date” means with respect to each Contributed Crop Loan, the date on which the Seller Parties shall, or shall be required to, pay to Buyer the Release Price.

“Release Price” means, with respect to each Contributed Crop Loan, the sum of (a) the portion of the Purchase Price attributable to such Contributed Crop Loan and (b) the portion of any accrued unpaid Price Differential attributable to such Contributed Crop Loan, in each case, as of the Release Date.

“Remaining Pro Rata Collections” means, for each applicable Crop Year Contributed Loans, an amount equal to the aggregate remaining amount of collections after deductions pursuant to items first through fifth in Section 8(b) hereof, pro-rated based on the percentage of the aggregate Repurchase Price for the applicable Crop Year Contributed Loans to the aggregate Repurchase Price attributable for all Contributed Crop Loans.

“Remittance Date” has the meaning assigned to such term in the Subservicing Agreement.

“Repledge Transaction” has the meaning set forth in Section 18 hereof.

“Repledgee” has the meaning set forth in Section 18 hereof.

“Repo Account” means that certain deposit account established by the Seller with the Repo Account Bank for the benefit of Buyer, into which all collections and proceeds on or in respect of the Purchased Assets and Contributed Crop Loans shall be deposited by Subservicer pursuant to the Subservicer Side Letter, and which is subject to the Repo Account Control Agreement.

“Repo Account Bank” means Western Alliance Bank in its capacity as deposit bank under the Repo Account Control Agreement.

“Repo Account Control Agreement” means that certain Deposit Account Control Agreement, dated on or about the date hereof, among Buyer, Seller, and Repo Account Bank, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Repurchase Assets” has the meaning set forth in Section 9(a)(ii) hereof.

“Repurchase Date” means the earlier of (i) the Termination Date, (ii) the date requested pursuant to Sections 4(a), 4(b) and 4(c) hereof, (iii) the date set forth in the applicable Transaction Request and Confirmation executed by Buyer or (iv) the date determined by application of Section 16 hereof.

“Repurchase Percentage” means, as of any date of determination, the aggregate Repurchase Price of all applicable Crop Year Contributed Loans, divided by the aggregate Asset Value of all applicable Crop Year Contributed Loans.

“Repurchase Price” means the price at which Purchased Assets (including any beneficial interest in any Contributed Crop Loan) are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of (i) the Purchase Price and (ii) the accrued but unpaid Price Differential as of the date of such determination.

“Requirements of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other Governmental Authority, applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Reserve Account” means the “Reserve Account” and all related sub-accounts, as defined in the Subservicing Agreement, established by the Subservicer pursuant to the terms of the Subservicing Agreement into which the proceeds of each Contributed Crop Loan and any interest reserve amounts related thereto are held, and which is subject to the Servicer Account Control Agreement. For the avoidance of doubt, the Reserve Account shall not include other “reserve accounts” maintained by the Subservicer to hold amounts in respect of Crop Loans that are other than Contributed Crop Loans.

“Responsible Officer” means, with respect to (i) the Trustee or the Certificate Registrar, only those officers working in the Corporate Trust Office of the Trustee having direct responsibility for the administration of this Agreement, and (ii) as to any other Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person.

“Restricted Cash” means for any Person, any amount of cash of such Person that is contractually required to be set aside, segregated or otherwise reserved.

“Right of First Offer Letter” means that certain Right of First Offer Letter, dated as of the date hereof, among Buyer and Seller Parties.

“RMA” means the Risk Management Agency, an agency of the U.S. Department of Agriculture, which manages the Federal Crop Insurance Corporation.

“S&P” means Standard & Poor’s Ratings Services, and any successor thereto.

“Sanctions” means any sanctions administered or imposed by OFAC, the United States Department of State, the United Nations Security Council, the Government of Canada, Her Majesty’s Treasury, the European Union (or any member state thereof), or other Governmental Authority that enforces sanctions.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Security Agreement and Assignment of Hedging Account” means each Security Agreement and Assignment of Hedging Account entered into among Master Servicer, each Obligor and Broker in connection with a Contributed Crop Loan.

“Seller” means FACO Crop Loans LLC, a Delaware limited liability company or its permitted successors and assigns.

“Seller Party” means each of Seller and Trust Subsidiary.

“Seller Repurchase Assets” has the meaning assigned thereto in Section 9(a)(i) hereof.

“Servicer” means each of (a) the Master Servicer, (b) the Subservicer, and (c) any other Third Party Servicer appointed to act as a servicer, subservicer or back-up servicer, in each case, as appointed by the Seller Parties and approved by Buyer in its sole discretion.

“Servicer Account” means each of the Reserve Account and the Collection Account, each of which is subject to the Servicer Account Control Agreement.

“Servicer Account Control Agreement” means that certain Deposit Account Control Agreement, dated as of March 18, 2020, among Buyer, Seller Parties, KeyBank National Association, in its capacity as bank, Master Servicer and Subservicer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Servicer Reporting Date” means [***] prior to each Payment Date.

“Servicer Termination Event” means, with respect to the applicable Servicer, the occurrence of any of the following conditions or events:

(a) Seller Parties or Buyer shall have received notice or shall have actual knowledge that such Servicer has violated any representation, warranty or covenant under the applicable Servicing Agreement, Master Servicer Side Letter or Subservicer Side Letter, as applicable

(b) an event of default has occurred and is continuing beyond any applicable notice or grace periods under the related Servicing Agreement with respect to such Servicer;

(c) a Material Adverse Effect shall occur with respect to such Servicer; or

(d) with respect to FarmOp Capital, LLC in its capacity as a Servicer, Keir Renick ceases, at any time, to manage and lead the day-to-day business, operations, management and strategy of FarmOp Capital, LLC in the same or similar capacity as of the Effective Date.

“Servicing Agreement” means each of (a) the Master Servicing Agreement, (b) the Subservicing Agreement, and (c) any other servicing or subservicing agreement entered into among the Seller Parties and any Third Party Servicer, in each case, as approved by Buyer in its sole discretion.

“Servicing Fee Cap” has the meaning set forth in Section 8(b)(i) hereof.

“Servicing Report” means each report required to be delivered by any Servicer pursuant to the related Servicing Agreement, which shall include, without limitation, (i) confirmation of proper use of the Crop Loan Advances by Obligors (if applicable), (ii) proof of timely payment by Obligors (if applicable), (iii) number of the Crop Loan Advances made within such reporting period, (iv) monthly cash flow and bank statements, (v) Crop budget report detailing projected versus actual use of Crop Loan Advances used by Obligor, (vi) insurance monitoring reports, (vii) Crop monitoring reports and (viii) other information as Buyer may request in its sole discretion, in each case, remitted by the applicable Servicer in form and substance acceptable to Buyer.

“Servicing Rights” means contractual, possessory or other rights of the Seller Parties or Guarantor arising hereunder or any other Person arising under a Servicing Agreement, or otherwise, to administer, service or subservice, the Purchased Assets and the related Contributed Crop Loans or to possess related Records.

“SIPA” means the Securities Investor Protection Act of 1970, as amended from time to time.

“Subservicer” means KeyBank National Association or any other Third Party Servicer approved by Buyer in its sole discretion.

“Subservicer Side Letter” means (a) that certain subservicer side letter, dated as of March 18, 2020, among Buyer, Seller Parties, Master Servicer and Subservicer as the same may be amended, restated, supplemented or otherwise modified from time to time and (b) any other letter agreement in form and substance acceptable to the parties which, in the case of clauses (a) and (b), instructs Subservicer to remit payments to the Repo Account.

“Subservicing Agreement” means that certain Amended and Restated Administration Agreement, dated as of March 16, 2020 entered into between Master Servicer and Subservicer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one (1) or more Subsidiaries of such Person or by such Person and one (1) or more Subsidiaries of such Person.

“Tangible Net Worth” means, with respect to any Person on a consolidated basis on any day, the amount that, in accordance with GAAP, should be shown as owner’s equity on such Person’s balance sheet at such date but excluding (i) all assets that are properly classified as intangible assets and (ii) loans or advances to, or receivables from, any owner, officer or employee of such Person.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earlier of (a) the later of (i) September 16, 2021 and (ii) any date agreed to by Buyer in writing if extended pursuant to Section 7 hereof and (b) such date as determined by Buyer pursuant to its rights and remedies under this Agreement following an Event of Default.

“Third Party Servicer” means any servicer or subservicer (other than the Seller) of the Purchased Assets and the related Contributed Crop Loans or a portion thereof.

“Transaction” has the meaning set forth in Section 1 hereof.

“Transaction Document” means, collectively, this Agreement, the Guaranty, the Trust Agreement, the Custodial Agreement, the Repo Account Control Agreement, the Servicer Account Control Agreement, each Power of Attorney, the Master Servicing Agreement, the Master Servicer Side Letter, the Subservicing Agreement, the Subservicer Side Letter, the Irrevocable Instruction Letter, the Right of First Offer Letter, any Verification Agent Agreement, the ECCA and all executed Transaction Requests and Confirmations.

“Transaction Request and Confirmation” means a request from Seller to Buyer, in the form attached as Exhibit A hereto, to enter into a Transaction, which shall not be binding upon Buyer unless and until countersigned by Buyer and delivered to Seller. For the avoidance of doubt, a Transaction Request and Confirmation may refer to multiple Purchased Assets and Contributed Crop Loans; provided that each Purchased Asset or Contributed Crop Loan shall be deemed to be subject to its own Transaction.

“Trust Agreement” means that certain Amended and Restated Trust Agreement of the Trust Subsidiary, dated as of March 18, 2020, between the Seller, as depositor and administrator and the Trustee.

“Trust Certificates” means, collectively, the certificates evidencing [***] of the Trust Subsidiary Interests in the Trust Subsidiary.

“Trust Receipt” means a trust receipt, substantially in the form attached as an exhibit to the Custodial Agreement, issued by Custodian to Buyer confirming the Custodian’s possession of certain Asset Files which are the property of Buyer and held by Custodian for the benefit of Buyer (or any other holder of such trust receipt) or a bailment arrangement with counsel or other third party acceptable to Buyer in its sole and absolute discretion.

“Trust Subsidiary” means FACo Crop Loan Financing Trust C1, a Delaware statutory trust and its permitted successors and assigns.

“Trust Subsidiary Interests” means any and all of the Capital Stock in the Trust Subsidiary including, without limitation, all its rights to participate in the operation or management of Trust Subsidiary and all its rights to properties, assets, trust interests and distributions under the Trust Agreement in respect of such trust interests. “Trust Subsidiary Interests” also include: (i) all accounts receivable arising out of the Trust Agreement; (ii) all general intangibles arising out of the Trust Agreement; and (iii) to the extent not otherwise included, all proceeds of any and all the foregoing (including within proceeds, whether or not otherwise included therein, and any and all contractual rights of the Seller under any revenue sharing or similar agreement to receive all or any portion of the revenues or profits of Trust Subsidiary).

“Trust Subsidiary Repurchase Assets” has the meaning assigned thereto in Section 9(a)(ii) hereof.

“Trustee” means U.S. Bank Trust National Association, not in its individual capacity, but solely as owner trustee under the Trust Agreement.

“Trustee Indemnity Cap” has the meaning set forth in Section 8(b)(ii) hereof.

“Underwriting Guidelines” means, with respect to any Crop Loan, (a) the standards, procedures and guidelines of the Approved Originator for underwriting Crop Loans, which and are set forth in the written policies and procedures of the Approved Originator and, with the consent of the Buyer to be provided in writing, may be amended, modified, restated, or supplemented from time to time, and (b) such other guidelines as are identified to and approved in writing by Buyer, in each case, a copy of which has been provided to Buyer.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 11(e)(7)(b)(iii) hereof.

“Verification Agent Agreement” means any agreement entered into by and among Buyer, the Seller Parties and a third-party agent for the purpose of verifying certain information with respect to a Contributed Crop Loan and the related Crop Loan Documents.

“Withholding Agent” means any Seller Party and Guarantor.

“Yield Maintenance Fee” means an amount equal to difference of (a) the product of (i) the Non-Usage Threshold during such Yield Maintenance Period, multiplied by (ii) the Pricing Rate (provided, that LIBOR shall be determined as of the [***] of the Yield Maintenance Period) and multiplied by (iii) to the extent (x) the Termination Date is extended, [***] and (y) to the extent the Termination Date is not extended, [***], minus (b) the sum of (i) all total amounts of Price Differential paid to Buyer plus (ii) any Non-Usage Fees paid to Buyer during the applicable Yield Maintenance Period.

“Yield Maintenance Period” means, initially, the period of time commencing on the Effective Date through the Termination Date, and to the extent the Termination Date is extended, the period of time commencing on the [***] of such extension through and including the [***] of the extended Termination Date.

3. Program; Commitment Fee; Initiation of Transactions

a. From time to time during the Availability Period and subject to the terms and conditions hereof, (i) Buyer shall purchase from Seller certain Eligible Assets and (ii) Buyer shall fund Purchase Price Increases with respect to any Trust Subsidiary Interests that are requested by Seller under this Agreement in connection with the acquisition by Trust Subsidiary of Eligible Crop Loans that have been originated by an Approved Originator, sold to Seller and deposited to the Trust Subsidiary in accordance with the terms of the Transaction Documents. The aggregate Purchase Price of all Purchased Assets (after giving effect to any Purchase Price Increases funded by Buyer in accordance with this Agreement) that are subject to outstanding Transactions shall not exceed the Maximum Aggregate Purchase Price.

b. On the initial Purchase Date, subject to the terms and conditions hereof, Buyer shall purchase the Trust Subsidiary Interests from the Seller. From time to time Seller may request and Buyer shall fund, Purchase Price Increases in respect of any Trust Subsidiary Interest in connection with (i) the acquisition of Contributed Crop Loans by Trust Subsidiary pursuant to the terms hereof and (ii) any additional Draws made to the Obligor with respect to a Contributed Crop Loan.

c. With respect to each Transaction, Seller shall give Buyer at least [***] prior notice (which may be delivered via email) of any proposed Purchase Date (the date on which such notice is given, the “Notice Date”). On the Notice Date, the Seller Parties shall (i) request that Buyer enter into a Transaction by furnishing to Buyer a Transaction Request and Confirmation (with respect to each Eligible Asset, including any Contributed Crop Loans for which Seller has requested a corresponding Purchase Price Increase hereunder); (ii) deliver to Buyer, Verification Agent and Custodian an Asset Tape and (iii) any additional information reasonably requested by the Verification Agent.

d. Following receipt of a Transaction Request and Confirmation, Asset Tape and the other documents required under Section 10 hereof, Buyer shall, as hereinafter provided purchase any Eligible Assets proposed to be sold to Buyer by the Seller Parties hereunder and fund any requested Purchase Price Increase in connection with the acquisition by Trust Subsidiary of any Eligible Crop Loan. Buyer shall have the right to review (i) all Eligible Assets proposed to be sold hereunder and (ii) all Eligible Crop Loans proposed to be contributed to the Trust Subsidiary in exchange for a Purchase Price Increase hereunder and to conduct its own due diligence investigation of such Eligible Assets as Buyer determines. Upon completion of its review, Buyer shall purchase any or all of such Eligible Assets (or to fund any Purchase Price Increase in connection with any Eligible Asset that is a Contributed Crop Loan) and consistent with this Agreement, confirm the terms for each such proposed Transaction, including the Purchase Price (or Purchase Price Increase in the case of a Transaction involving a Contributed Crop Loan), Purchase Price Percentage, the Pricing Rate, and the Repurchase Date or Release Date, as applicable, for such Transaction. The terms of each Transaction shall be set forth in the Transaction Request and Confirmation signed by the Seller Parties, and countersigned by Buyer, to be returned to Seller Parties on or prior to the Purchase Date. To the extent any term in the Transaction Request and Confirmation is incomplete or inconsistent with, or otherwise adds terms to the agreement, or to the extent Buyer does not enter into a Transaction due to the Seller’s failure to meet the conditions set forth in Section 10 hereof, Buyer shall have no obligation to execute and/or deliver the Transaction Request and Confirmation to Seller Parties.

e. Upon transfer of the Trust Subsidiary Interests to Buyer as set forth herein and until termination of such Transaction as set forth herein, ownership of the Trust Subsidiary Interests, as Purchased Assets, shall be vested in the Buyer, subject to all terms and conditions hereof and the other Transaction Documents, as and to the extent provided in Section 3(f) below, and the Purchase Price of the Trust Subsidiary Interests shall be adjusted from time to time, as provided herein, in connection with the acquisition of Contributed Crop Loans by the Trust Subsidiary. Title to each Contributed Crop Loan, including each document in the related Asset File and Records, shall be transferred to, and retained by, the Trust Subsidiary (until released by the Trust Subsidiary in accordance with this Agreement).

f. Upon the satisfaction of the applicable conditions precedent set forth in Section 10 hereof, (i) all of Seller’s interest in the Purchased Assets and the related Repurchase Assets shall pass to Buyer on the Purchase Date, against the transfer of the Purchase Price to Seller, and (ii) all of Seller’s interest in each Contributed Crop Loan and the related Trust Subsidiary Repurchase Assets shall pass to the Trust Subsidiary on the Purchase Date on which a Purchase Price Increase relating to such Contributed Crop Loan has been paid by Buyer to Seller. Upon transfer of the Purchased Assets to Buyer as set forth in this Section 5 and until termination of any related Transactions as set forth in Sections 4 or 15 of this Agreement, ownership of each Purchased Asset, including each document in the related Asset File and Records, is vested in the Buyer.

g. To the extent Seller requests Buyer enter into Transactions more than [***] in a calendar week or more than [***] times in a calendar month, Seller shall pay to Buyer a Draw Fee on each Purchase Date for each Transaction in excess of such amounts.

h. Upon Buyer’s approval of any Purchase Price Increase, Buyer shall pay to Seller the amount of such Purchase Price Increase and, effective as of the date of such payment, the related Transaction Request and Confirmation shall be amended or deemed amended to reflect such Purchase Price Increase and, simultaneously, the Purchase Price of the applicable Purchased Asset shall be deemed to have increased by the amount of such Purchase Price Increase.

i. The Buyer shall be under no obligation to enter into Transactions after the expiration of the Availability Period.

4. Repurchase

a. On any Repurchase Date, the Seller shall repurchase the related Purchased Assets from Buyer and remit the Repurchase Price to Buyer.

b. On any Release Date, the Seller shall (i) cause the Trust Subsidiary to release such Contributed Crop Loan to Seller and (B) remit to Buyer the Release Price for the related Contributed Crop Loan.

c. Seller’s obligation to repurchase (or release and repay, as the case may be) exists without regard to any prior or intervening liquidation with respect to any Purchased Asset or Contributed Crop Loan but liquidation proceeds received by Buyer shall be applied to reduce the Repurchase Price for such Purchased Asset (or the Release Price for such Contributed Crop Loan) on each Payment Date. Seller is obligated to repurchase and take physical possession (and Buyer is obligated to sell and deliver) of the Purchased Assets and Contributed Crop Loans at Seller’s expense on the related Repurchase Date and/or the related Release Date.

d. Provided that no Default or Event of Default shall have occurred and be continuing or result therefrom, and Buyer has received (a) the related Repurchase Price upon repurchase of a Purchased Asset or (b) an amount equal to the applicable Release Price upon release of a Contributed Crop Loan, Buyer agrees to release its ownership interests hereunder in such Purchased Asset (including, the Repurchase Assets related thereto) and/or their respective indirect beneficial ownership interests in such Contributed Crop Loan (including, the Trust Subsidiary Repurchase Assets related thereto), as applicable, at the request of the Seller Parties and shall be deemed to have released any such interest free and clear of any Lien.

e. No more than once per calendar week and so long as the Repurchase Price or Release Price, as applicable, is at least [***], Seller may voluntarily repurchase any Purchased Asset or cause the release of any Contributed Crop Loan, in each case without penalty or premium (but subject to the obligation to pay a Yield Maintenance Fee when due). If Seller intends to make such a repurchase or cause such a release, Seller shall give at least [***] prior written notice thereof to the Buyer, designating the Purchased Assets or Contributed Crop Loans to be repurchased or released and the amount of the Repurchase Price or Release Price to be paid in connection therewith. Any notice received after [***] (New York City time) shall be deemed received on the following [***]. On the applicable Repurchase Date or Release Date, the amount specified in such notice shall be due and payable on the date specified therein, and, on receipt, such amount shall be applied, in the case of Purchased Assets, to the Repurchase Price for the Purchased Assets designated in such notice or, in the case of Contributed Crop Loans, to repayment of the Purchase Price Increase relating to the Contributed Crop Loans designated in such notice.

f. With respect to Principal Prepayments in full or part by the related Obligor, Seller agrees to (i) provide or cause to be provided to Buyer a Servicing Report evidencing that such Contributed Crop Loan has been paid in full or part and (ii) remit the related Release Price to Buyer by deposit into the Repo Account in accordance with Section 8(a) below. Buyer agrees to release its ownership interests in the Contributed Crop Loans which have been prepaid in full after receipt of evidence of compliance with clauses (i) through (ii) of the immediately preceding sentence.

5. Payments, Transfer, Fees and Price Differential

a. Payments. Unless otherwise mutually agreed in writing, all transfers of funds to be made by the Seller Parties to Buyer hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to an account directed by Buyer in writing.

b. Transfers. All Purchased Assets and Contributed Crop Loans transferred by one party hereto to the other party shall be in the case of a purchase by Buyer in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignments in blank and such other documentation as Buyer may reasonably request. All Contributed Crop Loans shall be evidenced by a Trust Receipt. Any Repurchase Price or Release Price received by Buyer after [***] (New York City time) shall be deemed received on the [***].

c. Commitment Fee. On and earned as of the Effective Date, the Seller shall pay to Buyer a nonrefundable Commitment Fee. The payment of the Commitment Fee shall be made in Dollars, in immediately available funds, without deduction, setoff or counterclaim, to Buyer at such account designated by Buyer. To the extent that the Maximum Aggregate Purchase Price is increased, the Availability Period is extended and/or the Termination Date is extended, each pursuant to Section 7 hereof, Seller shall remit to Buyer an additional Commitment Fee in accordance therewith.

d. Non-Usage Fee. On each Payment Date, Seller shall pay to Buyer a nonrefundable Non-Usage Fee for the prior calendar month. The payment of the Non-Usage Fee shall be made in Dollars, in immediately available funds, without deduction, setoff or counterclaim, to Buyer at such account designated by Buyer.

e. Yield Maintenance. Seller shall pay to Buyer a nonrefundable Yield Maintenance Fee On (i) each date the Termination Date is extended (in accordance with the calculation in clause (x) of the definition thereof) and (ii) on the date all Contributed Crop Loans are repurchased and/or released or on the Termination Date (in accordance with the calculation in clause (y) of the definition thereof). The payment of the Yield Maintenance Fee shall be made in Dollars, in immediately available funds, without deduction, setoff or counterclaim, to Buyer at such account designated by Buyer.

f. Price Differential.

i. On the beginning of each Pricing Period that a Transaction is outstanding, the Pricing Rate shall be reset and, unless otherwise agreed between Buyer and Seller, the accrued and unpaid Price Differential shall be settled in cash on each related Payment Date. [***] prior to the Payment Date, Buyer shall give Seller written or electronic notice of the amount of the Price Differential due on such Payment Date. On the Payment Date, Seller shall pay to Buyer (to the extent not paid on such date through the payments required pursuant to Section 8(b) hereof) the accrued but unpaid Price Differential for such Payment Date (along with any other amounts to be paid pursuant to Sections 8 and 29 hereof), by wire transfer in immediately available funds.

ii. If Seller fails to pay all or part of the Price Differential by [***] (New York City time) on the related Payment Date, with respect to any Purchased Asset, Seller shall be obligated to pay to Buyer (in addition to, and together with, the amount of such Price Differential) interest on the unpaid Repurchase Price or Release Price, as applicable, at a rate per annum equal to the Post Default Rate calculated by Buyer from and after such Payment Date and until the Price Differential is received in full by Buyer.

iii. If prior to any Pricing Period, Buyer determines in its sole discretion that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR for such Pricing Period, Buyer shall give prompt notice thereof to Seller, whereupon, if Buyer is also then converting the pricing rates or interest rates of similarly situated counterparties in similar facilities, the Pricing Rate for such Pricing Period, and for all subsequent Pricing Periods until such notice has been withdrawn by Buyer, shall be an alternative per annum rate based on an index approximating the behavior of LIBOR, as determined by Buyer and is consistent with the pricing index of similarly situated counterparties in similar facilities.

6. Margin Maintenance

a. If on any Asset Value Determination Date, the Asset Value of any Purchased Asset or Contributed Crop Loan is less than the Purchase Price for such Purchased Asset or Contributed Crop Loan, as applicable (a “Margin Deficit”), then, Buyer may by notice to Seller require Seller to transfer to Buyer cash in an amount at least equal to the Margin Deficit (such requirement, a “Margin Call”).

b. A Margin Call may be given by any written means. Any Margin Call received by Seller before [***] (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than [***] (New York City time) on applicable Margin Deadline. A Margin Call received by Seller after [***] (New York City time) on a Business Day or a date that is not a Business Day shall be deemed to be received on the [***]. The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Seller Parties and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller Parties.

c. In the event that a Margin Deficit exists with respect to any Purchased Asset or Contributed Crop Loan, Buyer may retain any funds received by it to which the Seller Parties would otherwise be entitled hereunder (which for the avoidance of doubt shall not include amounts due, owing and payable to the Master Servicer, Trustee, the Certificate Registrar and the Custodian pursuant to Section 8 hereof and subject to the limitations set forth therein), which funds (i) shall be held by Buyer against the related Margin Deficit and (ii) may be applied by Buyer against the Purchase Price (or Purchase Price Increase) of any Purchased Asset for which the related Margin Deficit remains otherwise unsatisfied. Notwithstanding the foregoing, Buyer retains the right, in its sole discretion, to make a Margin Call in accordance with the provisions of this Section 6.

7. Increases and Decreases to Maximum Aggregate Purchase Price; Extension of Termination Date and Availability Period

a. From time to time, upon the request of Seller, Buyer may, in its sole discretion, increase or decrease the Maximum Aggregate Purchase Price. Any such request shall be delivered by Seller to Buyer at least [***] prior to the end of any calendar quarter and if agreed to by Buyer, shall take effect on the [***] of the next succeeding calendar quarter. In no event shall the increase to the Maximum Aggregate Purchase Price exceed [***]. To the extent the Maximum Aggregate Purchase Price is increased, Seller shall remit to Buyer an additional Commitment Fee in an amount equal to the product of (x) the Commitment Fee Percentage and (y) the amount of such increase. The Commitment Fee is non-refundable and to the extent the Seller requests a decrease in the Maximum Aggregate Purchase Price, no portion of the Commitment Fee shall be returned to Seller. In addition, any decrease in the Maximum Aggregate Purchase Price shall result in a repurchase of Contributed Crop Loans to the extent that the outstanding Purchase Price is greater than the Maximum Aggregate Purchase Price as a result of such decrease.

b. Provided that no Default or Event of Default has occurred and is continuing, the Seller may request an extension of the Termination Date and Availability Period for an additional 364 days. Any such request shall be submitted to Buyer by Seller in writing no later than [***] prior to and no more than [***] prior to the end of the then existing Availability Period. Buyer shall use its commercially reasonable efforts to accept or reject such request within [***] of receipt thereof and Buyer’s failure to respond promptly in writing shall be deemed to be a rejection of an extension request, at which point the

Termination Date and Availability Period shall remain fixed. Any such extension of the Termination Date and/or Availability Period may be approved in the sole discretion of the Buyer and shall be further subject to any conditions set forth in the Agreement, any amendments to the terms hereof required by Buyer and the payment of any additional Commitment Fee. In no event shall the Termination Date or Availability Period be extended in excess of the [***] anniversary of the Effective Date. To the extent the parties fail to agree to extend the Availability Period, the Termination Date shall be extended [***] from the then-existing Termination Date.

8. Income Payments

a. If Income is paid in respect of any Purchased Asset or Contributed Crop Loan during the term of a Transaction, such Income shall be the property of Buyer. Each Seller Party shall, and shall cause the Master Servicer and Subservicer to, deposit all Income with respect to each Purchased Asset and Contributed Crop Loan into the Servicer Account in accordance with the applicable Servicing Agreement or Subservicer Side Letter, as applicable. Notwithstanding anything to the contrary in any Servicing Agreement, each Seller Party shall cause the applicable Servicer or Subservicer to deposit into the Repo Account all Income (net of any fees due and owing to the Subservicer as permitted under the Subservicing Agreement and Subservicer Side Letter) on deposit in the related Servicer Account on each Remittance Date. All Income shall be held in trust for the benefit of Buyer and shall constitute the property of the Buyer except for tax and GAAP purposes as to which it shall be treated as income and property of the applicable Seller Party.

b. Provided that no Event of Default has occurred and is continuing, on each Payment Date, the Buyer shall remit amounts on deposit in the Repo Account as follows:

i. first, to the Master Servicer, as permitted under the Master Servicing Agreement and Master Servicer Side Letter, any (1) accrued and unpaid fees then (2) any accrued and unpaid expenses and indemnities due and owing up to [***] in the aggregate in any calendar year for the expenses and indemnities (the “Master Servicer Indemnity Cap”)

ii. second, pro rata, to the Trustee, Certificate Registrar and Custodian, as permitted under the Transaction Documents, any (1) accrued and unpaid fees and then (2) any accrued and unpaid expenses and indemnities due and owing up to [***] in the aggregate in any calendar year for the expenses and indemnities (the “Trustee Indemnity Cap”) provided that any such amounts not paid due to the application of the cap shall be reimbursable in subsequent years until paid in full;

iii. third, to Buyer, in payment of any accrued and unpaid Price Differential through the end of the related Pricing Period, to the extent not paid by Seller Parties to Buyer pursuant to Section 5(f);

iv. fourth, to Buyer, in reduction of the Repurchase Price of such Purchased Asset, or the Release Price of such Contributed Crop Loan, as applicable, with respect to any liquidation, pay-off or repurchase of any Purchased Asset or release of any Contributed Crop Loan up to the outstanding amount advanced by Buyer;

v. fifth, without limiting the rights of Buyer under Section 6 hereof, to Buyer, in the amount of any unpaid Margin Deficit;

vi. sixth, to the payment of all other Obligations (calculated based on the basis of Crop Year Contributed Loans) then due and owing to the Buyer in accordance with the following schedule:

(1) to the extent the Repurchase Percentage for the applicable Crop Year Contributed Loans is greater than [***], in an amount equal to [***] of the Remaining Pro Rata Collections attributable such Crop Year Contributed Loans,

(2) to the extent the Repurchase Percentage for the applicable Crop Year Contributed Loans is greater than [***] but less than or equal to [***], in an amount equal to [***] of the Remaining Pro Rata Collections attributable to such Crop Year Contributed Loans, and

(3) to the extent the Repurchase Percentage for the applicable Crop Year Contributed Loans is less than or equal to [***], in an amount necessary to maintain a Repurchase Percentage for such Crop Year Contributed Loans equal to [***];

vii. seventh, to the extent not fully reimbursed pursuant to Section 8(b)(i) and (ii), pro rata, to the Master Servicer, Trustee, Certificate Register and Custodian such fees, expenses and indemnification amounts actually incurred for services performed under the Master Servicing Agreement and the Transaction Documents from the current Payment Date and any remaining unpaid from all prior Payment Dates;

viii. eighth, to, or at the direction of Seller, as administrator of Trust Subsidiary, any remaining amounts.

c. On the Termination Date or upon the occurrence and during the continuation of an Event of Default, the Buyer shall remit amounts on deposit in the Repo Account as follows:

i. first, to the Master Servicer pursuant to Section 8(b)(i) above and subject to the Master Servicer Indemnity Cap;

ii. second, pro rata to the Trustee, Certificate Registrar and Custodian pursuant to Section 8(b)(ii) above and subject to the Trustee Indemnity Cap;

iii. third, to the payment of all Obligations then due and owing to Buyer pursuant to this Agreement;

iv. fourth, to the extent not fully reimbursed pursuant to Section 8(c)(i)-(ii) above, pro rata to the Master Servicer, Trustee, Certificate Registrar and Custodian such fees, expenses and indemnification amounts actually incurred for services performed and permitted under the applicable Transaction Document and in excess of the Master Servicer Indemnity Cap and Trustee Indemnity Cap, as applicable; and

v. fifth, to, or at the direction of Seller, any remaining amounts.

9. Security Interest

a. Repurchase Assets.

i. Seller Repurchase Assets. On each Purchase Date, Seller hereby sells, assigns, and conveys all rights and interests of Seller in the Purchased Assets identified on the related Asset Tape to Buyer. Although the parties intend that all Transactions hereunder be sales and purchases and not loans (other than for accounting and tax purposes), in the event any such Transactions are deemed to be loans and in any event, Seller hereby pledges to Buyer as security for the performance by Seller of the Obligations and hereby grants, assigns, and pledges to Buyer a fully perfected first priority security interest in Seller’s right, title, and interest in the following, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Seller Repurchase Assets”):

(1) Purchased Assets (including the beneficial rights evidenced thereby in any property that underlies or may be deemed to secure the Trust Subsidiary Interests represented by the Trust Certificate);

(2) Contributed Crop Loans;

(3) any Crop Insurance Policy related to any Purchased Asset or any Contributed Crop Loan, the related Assignment of Indemnity and all other insurance policies and insurance proceeds related to any Purchased Asset or any Contributed Crop Loan (including all rights and remedies of Seller thereunder) and all payments and distributions thereunder, whether due or to become due, including, without limitation, the rights of Seller to collect amounts and insurance proceeds thereunder;

(4) each Security Agreement and Assignment of Hedging Account entered into by the Seller and an Obligor,

(5) the Transaction Documents (including all covenants, warrants and guaranties, in favor of Seller, and all other rights and remedies of Seller thereunder) and all payments and distributions thereunder, whether due or to become due, including, without limitation, the rights of Seller to enforce such agreements and exercise remedies thereunder;

(6) Purchased Asset Documents and Records related to any Purchased Asset or any Contributed Crop Loan;

(7) Servicing Rights related to any Purchased Asset or any Contributed Crop Loan;

(8) all Property related to any Purchased Asset or any Contributed Crop Loan;

(9) Income;

(10) the Repo Account, the Servicer Account, and any other account (including any interest of Seller in escrow accounts and reserve accounts) related to any Purchased Asset or any Contributed Crop Loan and all amounts held therein;

(11) any other contract rights, instruments, accounts, payments, rights to payment (including payments of interest or finance charges), general intangibles and other assets, in each case, related to any Purchased Asset or any Contributed Crop Loan or any other interest in any Purchased Asset or any Contributed Crop Loan;

(12) any other property, right, title or interest as are specified on a Transaction Request and Confirmation and/or Trust Receipt with respect to any Purchased Asset or any Contributed Crop Loan; and

(13) and any proceeds (including the related securitization proceeds) and distributions with respect to any of the foregoing.

ii. Trust Subsidiary Repurchase Assets. In order to further secure the Obligations hereunder, Trust Subsidiary hereby pledges to Buyer as security for the performance by Trust Subsidiary of the Obligations and hereby grants, assigns, and pledges to Buyer a fully perfected first priority security interest in Trust Subsidiary’s right, title or interest in the following, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Trust Subsidiary Repurchase Assets” and together with the Seller Repurchase Assets, the “Repurchase Assets”):

(1) Contributed Crop Loans;

(2) any Crop Insurance Policy related to any Contributed Crop Loan, the related Assignment of Indemnity and all other insurance policies and insurance proceeds related to any Contributed Crop Loan (including all rights and remedies of Trust Subsidiary thereunder) and all payments and distributions thereunder, whether due or to become due, including, without limitation, the rights of Trust Subsidiary to collect amounts and insurance proceeds thereunder;

(3) each Security Agreement and Assignment of Hedging Account entered into by the Seller and an Obligor,

(4) Any Transaction Documents (including all covenants, warrants and guaranties, in favor of Trust Subsidiary, and all other rights and remedies of Trust Subsidiary thereunder) and all payments and distributions thereunder, whether due or to become due, including, without limitation, the rights of Trust Subsidiary to enforce such agreements and exercise remedies thereunder;

(5) Crop Loan Documents and Records related to any Contributed Crop Loan;

(6) Servicing Rights related to any Contributed Crop Loan;

(7) all Property, including all farm products, inventory, equipment and other goods, related to any Contributed Crop Loan;

(8) Income;

(9) the Repo Account, the Servicer Account, and any other account (including any interest of Trust Subsidiary in escrow accounts and reserve accounts) related to any Contributed Crop Loan;

(10) all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods (together with all embedded software, accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor), letter-of-credit rights, commercial tort claims, uncertificated securities, securities accounts, security entitlements, financial assets, other investment property and supporting obligations;

(11) any other property, right, title or interest as are specified on a Transaction Request and Confirmation and/or Trust Receipt with respect to any Contributed Crop Loan;

(12) all other personal property of the Trust Subsidiary not otherwise described in the foregoing clauses (1)-(11); and

(13) any income, proceeds (including the related securitization proceeds), replacements, substitutions or distributions with respect to any of the foregoing.

iii. The provisions of this Section 9(a) are intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

b. Additional Interests. If Seller shall, as a result of ownership of the Trust Subsidiary Interests, become entitled to receive or shall receive any certificate evidencing any Trust Subsidiary Interests or other equity interest, any option rights, or any equity interest in the Trust Subsidiary Interests, whether in addition to, in substitution for, as a conversion of, or in exchange for the Trust Subsidiary Interests, or otherwise in respect thereof, Seller shall accept the same as the Buyer’s agent, hold the same in trust for Buyer and deliver the Trust Subsidiary Interests registered in the name of Buyer in accordance with the Trust Agreement, to be held by Buyer subject to the terms hereof as additional security for the Obligations. Any sums paid upon or in respect of the Trust Subsidiary Interests upon the liquidation or dissolution of the Trust Subsidiary, or otherwise shall be paid over to Buyer as additional security for the Obligations. If following the occurrence and during the continuation of an Event of Default, any sums of money or property so paid or distributed in respect of the Trust Subsidiary Interests shall be received by Seller, Seller shall, until such money or property is paid or delivered to Buyer, hold such money or property in trust for Buyer segregated from other funds of Seller as additional security for the Obligations.

c. Cash Dividends; Additional Capital Stock; Voting Rights. Seller shall ensure that Buyer receives all Income, including, without limitation, all cash dividends or other cash distributions paid in respect of the Trust Subsidiary Interests. Unless an Event of Default shall have occurred and be continuing, Seller shall be permitted to exercise all voting and member rights with respect to the Trust Subsidiary Interests subject to the terms of the Trust Agreement; provided, however, that no vote shall be cast or member right exercised or other action taken which would impair the Trust Subsidiary Interests or which would be inconsistent with or result in a violation of any provision of this Agreement. Without the prior consent of Buyer, the Seller shall not (i) vote to enable, or take any other action to permit Trust Subsidiary to issue any Capital Stock of any nature or to issue any other Capital Stock convertible into or granting the right to purchase or exchange for any Capital Stock of the Trust Subsidiary, or (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Trust Subsidiary Interests, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, the Trust Subsidiary Interests, or any interest therein, except for the Lien provided for by this Agreement, or (iv) enter into any agreement (other than as permitted hereunder) or undertaking restricting the right or ability of Seller to sell, assign or transfer any of the Trust Subsidiary Interests.

d. Financing Statements. The Seller Parties agree to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Buyer’s security interest created hereby and authorize Buyer to file financing statements relating to the Repurchase Assets. Furthermore, the Seller Parties hereby authorize Buyer to file financing statements relating to the Trust Subsidiary Repurchase Assets, as Buyer, at its option, may deem appropriate, describing the collateral as “all assets of the Debtor” or words to that effect, and any limitations on such collateral description, notwithstanding that such collateral description may be broader in scope than the Trust Subsidiary Repurchase Assets, as applicable, described in this Agreement. The Seller Parties shall pay the filing costs for any financing statement or statements prepared pursuant to this Section.

10. Conditions Precedent

a. Initial Transaction. As conditions precedent to the initial Transaction, Buyer shall have received on or before the day of such initial Transaction the following, in form and substance satisfactory to Buyer and duly executed by the applicable Seller Party, Guarantor and each other party thereto, as applicable:

(1) Transaction Documents. The Transaction Documents (other than the Verification Agent Agreement and ECCA) duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver unless otherwise agreed by the parties.

(2) Security Interest. Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Purchased Assets, the Contributed Crop Loans and other Repurchase Assets have been taken, including, without limitation, duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.

(3) Organizational Documents. A (x) certificate of the corporate secretary or member, as applicable, of each Seller Party and Guarantor, attaching certified copies of such party’s organizational documents and resolutions approving the Transaction Documents and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary company action or governmental approvals as may be required in connection with the Transaction Documents; (y) certified copy of a good standing certificate from the jurisdiction of organization of each Seller Party and Guarantor, dated as of the Effective Date and (z) incumbency certificate of an officer of each Seller Party and Guarantor, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Transaction Documents.

(4) Opinions of Counsel. An opinion of each Seller Party’s and Guarantor’s counsel, in form and substance acceptable to Buyer in its sole discretion, including, without limitation, with respect to (i) Buyer’s lien on and perfected security interest in the Purchased Assets, the Contributed Crop Loans and the Repurchase Assets (including, without limitation, the Repo Account); (ii) the non-contravention, enforceability and corporate opinions with respect to the Seller Parties and Guarantor; (iii) the inapplicability of the Investment Company Act of 1940 to Seller and Guarantor; (iv) matters of Delaware law with respect to each Seller Party, Guarantor and Trustee; (v) the Trust Subsidiary is not required to register as an “investment company,” as such term is defined in the Investment Company Act, as amended, for specified reasons other than the exemption provided by Section 3(c)(1) or Section 3(c)(7) thereof; and (vi) a Bankruptcy Code opinion of counsel to each Seller Party and Guarantor with respect to the matters outlined in paragraphs (a), (b) and (e) of Section 26 hereof.

(5) Delivery of Trust Certificates and Certificate Registrar. (i) A true and correct original of the Trust Certificate registered in the name of Buyer in accordance with the Trust Agreement and (ii) evidence from the Certificate Registrar that Buyer is registered as the Certificateholder on the Certificate Register.

(6) Underwriting Guidelines. A true and correct copy of the Underwriting Guidelines.

(7) Fees. Payment of any reasonable invoiced fees due to Buyer hereunder, including the Commitment Fee.

(8) Insurance. Evidence that Seller has added Buyer as an additional loss payee under the Seller’s or Guarantor’s Fidelity Insurance.

b. All Transactions. The obligation of Buyer to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:

(1) Due Diligence Review. Without limiting the generality of Section 32 hereof, Buyer shall have completed, to its satisfaction, its due diligence review of the related Eligible Assets, each Seller Party, Guarantor and each Servicer.

(2) Minimum Purchase Price. The requested Purchase Price and/or Purchase Price Increase is at least [***].

(3) Crop Insurance Policy Premiums. With respect to each Contributed Crop Loan, evidence that the Obligor has paid in full all premiums due and payable for any Crop Insurance Policy issued with respect to any Crop Year prior to the then-current Crop Year.

(4) Purchase Documents. Buyer or its designee shall have received at least [***] prior to such Transaction (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Buyer and (if applicable) duly executed:

(a) a Transaction Request and Confirmation delivered pursuant to Section 3(c) hereof;

(b) a Trust Receipt;

(c) a report from the Verification Agent confirming certain information and data with respect to the Contributed Crop Loans as mutually agreeable to the parties;

(d) an Asset Tape; and

(e) such certificates, opinions of counsel or other documents as Buyer may reasonably request.

(5) Asset File. On or before each Purchase Date or Purchase Price Increase Date with respect to each Purchased Asset or Contributed Crop Loan, as applicable, Seller Parties shall cause the Custodian to deliver to Buyer the Custodial Asset Transmission.

(6) No Default. No Default (including, without limitation, any outstanding Margin Deficit) or Event of Default shall have occurred and be continuing.

(7) Requirements of Law. Buyer shall not have determined that an introduction of or a change in any Requirements of Law or in the interpretation or administration of any Requirements of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions with a Pricing Rate based on LIBOR or any alternative rate chosen by Buyer pursuant to Section 5(f) hereof.

(8) Representations and Warranties. Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use of the proceeds thereof, the representations and warranties made by each Seller Party and Guarantor in each Transaction Document shall be true, correct and complete in all material respects with the same force and effect as if made on and as of such Purchase Date or Purchase Price Increase Date, as applicable (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(9) Approval of Servicing Agreement. To the extent not previously delivered and approved, Buyer shall have, in its sole discretion, approved the Servicing Agreement and entered into a side letter in connection therewith.

(10) Material Adverse Change. None of the following shall have occurred and/or be continuing:

(a) an event or events shall have occurred in the sole determination of Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by Crop Loans or securities or an event or events shall have occurred resulting in Buyer not being able to finance Purchased Assets through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events;

(b) an event or events shall have occurred resulting in Buyer not being able to sell securities backed by Crop Loans at prices which would have been reasonable prior to such event or events; or

(c) there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement.

(11) Fees. Payment of any fees due to Buyer hereunder, including the Commitment Fee, any Non-Usage Fee, any Yield Maintenance Fee, any Draw Fee and any legal fees subject to Section 11 hereof.

(12) Verification Agent Agreement. On the date that is [***] following the Effective Date, the parties shall have entered into a Verification Agent Agreement in form and substance mutually acceptable.

(13) ECCA. On the date that is [***] following the Effective Date, the parties shall have entered into an ECCA in form and substance mutually acceptable.

c. Transaction Request and Confirmation. Each Transaction Request and Confirmation delivered by the Seller Parties hereunder shall constitute a certification by the Seller Parties that all the conditions set forth in Section 10(b) hereof (other than clauses (7) and (10) thereof) have been satisfied (both as of the date of such notice or request and as of the date of such purchase). Each Transaction Request and Confirmation (after being executed by Buyer), together with this Agreement, shall be evidence of the terms of the Transaction(s) covered thereby.

11. Program; Costs; Taxes

a. Each Seller Party shall reimburse Buyer for any of Buyer’s reasonable out of pocket costs, including due diligence review costs and reasonable external attorney’s fees, incurred by Buyer in determining the acceptability to Buyer of any Eligible Assets. Following the occurrence of a Servicer Termination Event, the Seller Parties shall also pay, or reimburse Buyer if Buyer shall pay, any termination fee, which may be due any Servicer. Each Seller Party shall pay the reasonable out-of-pocket fees and expenses of Buyer’s external counsel in connection with the preparation, negotiation and execution of the Transaction Documents in an amount not to exceed [***]. Legal fees for any subsequent amendments to this Agreement or related documents shall be borne by each Seller Party. Each Seller Party shall pay ongoing custodial and bank fees and expenses and any other ongoing fees and expenses under any other Transaction Document.

b. If Buyer determines in its sole discretion that, due to the introduction of, any change in, or the compliance by Buyer with (i) any eurocurrency reserve requirement or (ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), (A) there shall be an increase in the cost to Buyer in engaging in the present or any future Transactions, or (B) Buyer shall be subject to any Taxes (other than (1) Indemnified Taxes, (2) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (3) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then each Seller Party agrees to pay to Buyer, from time to time, within [***] following a written demand by Buyer (with a copy to Custodian) the actual cost of additional amounts as specified by Buyer to compensate Buyer for such increased costs; provided, that no Seller Party shall be obligated to pay such costs incurred for more than [***] prior to its receipt of a written demand therefor. The determination by Buyer of the existence and amount of any such cost shall, in the absence of manifest error, be conclusive.

c. With respect to any Transaction, Buyer may conclusively rely upon, and shall incur no liability to any Seller Party in acting upon, any request or other communication that Buyer reasonably believes to have been given or made by a person authorized to enter into a Transaction on a Seller Party’s behalf, whether or not such person is listed on the incumbency certificate delivered pursuant to Section 10(a)(3) hereof. In each such case, each Seller Party hereby waives the right to dispute Buyer’s record of the terms of the Transaction Request and Confirmation.

d. Notwithstanding the assignment of the Transaction Documents with respect to each Purchased Asset to Buyer, each Seller Party agrees and covenants with Buyer to enforce diligently each Seller Party’s rights and remedies set forth in the Transaction Documents.

e. Taxes.

(1) Defined Terms. For purposes of this Section 11(e), the term “applicable law” includes FATCA.

(2) Payments Free of Taxes. Any and all payments by or on account of any obligation of each Seller Party under the Transaction Documents shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by any Seller Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 11(e)) Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(3) Payment of Other Taxes. Each Seller Party shall timely pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes.

(4) Indemnification. Each Seller Party shall indemnify Buyer within [***] after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 11(e)) payable or paid by Buyer or required to be withheld or deducted from a payment to Buyer and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Seller Party by Buyer shall be conclusive absent manifest error.

(5) Evidence of Payments. As soon as practicable after any payment of Taxes by any Seller Party to a Governmental Authority pursuant to this Section 11(e), such Seller Party shall deliver or cause Guarantor to deliver, as applicable, to Buyer the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Buyer.

(6) Status of Buyer. (i) If Buyer or Buyer’s assignee is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document, Buyer shall deliver to the Seller Parties, at the time or times reasonably requested by such Seller Party, such properly completed and executed documentation reasonably requested by such Seller Party as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, if reasonably requested by any Seller Party, Buyer or Buyer’s assignee shall deliver such other documentation prescribed by applicable law or reasonably requested by such Seller Party as will enable such Seller Party to determine whether or not Buyer or Buyer’s assignee is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 11(e)(7)(ii)(a) – (b) and (d) below) shall not be required if in Buyer’s or Buyer’s assignee’s reasonable judgment such completion, execution or submission would subject Buyer or Buyer’s assignee to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Buyer or Buyer’s assignee.

(7) Without limiting the generality of the foregoing,

(a) If Buyer or Buyer’s assignee is a U.S. Person, Buyer or Buyer’s assignee shall deliver to each Seller Party on or prior to the date on which Buyer or Buyer’s assignee becomes a party under this Agreement (and from time to time thereafter upon the reasonable request of such Seller Party), executed originals of IRS Form W-9 certifying that Buyer or Buyer’s assignee is exempt from U.S. federal backup withholding tax;

(b) Any Foreign Buyer shall, to the extent it is legally entitled to do so, deliver to each Seller Party (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Buyer becomes a party under this Agreement (and from time to time thereafter upon the reasonable request of such Seller Party), whichever of the following is applicable:

(i) in the case of a Foreign Buyer claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Buyer claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Buyer is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of each Seller Party within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable); or

(iv) to the extent a Foreign Buyer is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Buyer is a partnership and one (1) or more direct or indirect partners of such Foreign Buyer are claiming the portfolio interest exemption, such Foreign Buyer may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 on behalf of each such direct and indirect partner;

(c) Any Foreign Buyer shall, to the extent it is legally entitled to do so, deliver to each Seller Party (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Buyer becomes a party under this Agreement (and from time to time thereafter upon the reasonable request of each Seller Party), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit each Seller Party to determine the withholding or deduction required to be made; and

(d) If a payment made to Buyer or Buyer’s assignee under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if Buyer or Buyer’s assignee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Buyer on behalf of Buyer or Buyer’s assignee shall deliver to such Seller Party at the time or times prescribed by law and at such time or times reasonably requested by such Seller Party such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Seller Party as may be necessary for such Seller Party to comply with their obligations under FATCA and to determine that Buyer or Buyer’s assignee has complied with Buyer or Buyer’s assignee’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Buyer and each Buyer assignee agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Seller Parties in writing of its legal inability to do so.

(8) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 11(e) (including by the payment of additional amounts pursuant to this Section 11(e)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 11(e) with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (8) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (8), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (8) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

f. Each party’s obligations under this Section 11(f) shall survive any assignment of rights by, or the replacement of, Buyer or Buyer’s assignee, the termination of the Transactions and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

g. Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal and relevant state and local income and franchise taxes to treat each Transaction as indebtedness of the relevant Seller Party that is secured by the Purchased Assets, and the Purchased Assets as owned by such Seller Party in the absence of an Event of Default that has occurred and is continuing by any Seller Party. Buyer and each such Seller Party agree that they will treat and report for all tax purposes the Transactions entered into hereunder as one or more loans from Buyer to the relevant Seller Party secured by the Purchased Assets, unless otherwise prohibited by law or upon a final determination by any taxing authority that the Transactions are not loans for tax purposes.

12. Servicing

a. The Seller Parties, on Buyer’s behalf, shall contract with each of Master Servicer and Subservicer to service the Contributed Crop Loans pursuant to the applicable Servicing Agreement and in accordance with the Accepted Servicing Practices. Pursuant to the terms of the Servicing Agreements, the Seller and Subservicer established the Servicer Accounts in the name of Seller, in its capacity as Master Servicer, for the benefit of Buyer. The Servicer Account shall be subject to the terms of the Servicer Account Control Agreement.

b. Upon the occurrence and continuation of (i) an Event of Default hereunder or (ii) a Servicer Termination Event, Buyer shall have the right to immediately terminate the applicable Servicer’s right to service the Contributed Crop Loans without payment of any penalty or termination fee. Each Seller Party shall cooperate and shall require that the Servicers cooperate in transferring the servicing of the Contributed Crop Loans to a successor servicer appointed by Buyer in its sole discretion. Upon the occurrence and continuation of an Event of Default or a Servicer Termination Event in connection with the Master Servicer, the Subservicer shall automatically be appointed as Master Servicer in accordance with the terms of the Subservicer Side Letter and all rights, duties and obligations of Master Servicer hereunder and under any other Transaction Document shall thereafter be the rights, duties and obligations of the Subservicer, in its capacity as a successor master servicer.

c. If any Seller Party should discover that, for any reason whatsoever, Servicer or any other entity responsible for managing or servicing any Contributed Crop Loans has failed to perform in all material respects any of the obligations of such entities with respect to Contributed Crop Loans, or that an event of default under the applicable Servicing Agreement has occurred, such Seller Party shall promptly notify Buyer.

d. In the event that any Purchased Asset or a Contributed Crop Loan is serviced by a Third Party Servicer, the Seller Parties shall provide promptly to Buyer a side letter addressed to and agreed to by such Third Party Servicer of the related Purchased Assets or Contributed Crop Loans, as applicable, advising such Third Party Servicer of such matters as Buyer may reasonably request, including, without limitation, recognition by the applicable master servicer of Buyer’s interest in such Contributed Crop Loans and the Third Party Servicer’s agreement that upon receipt of notice of an Event of Default under this Agreement from Buyer, it will follow the instructions of Buyer with respect to the Contributed Crop Loans and any related Income with respect thereto.

e. No Seller Party shall employ a Third Party Servicer without the prior written approval of Buyer, which approval shall not be unreasonably withheld, delayed or conditioned. If the Contributed Crop Loans are serviced, in whole or in part, by a subservicer (i) the applicable Servicer shall nevertheless remain primarily liable to Buyer for the servicing of the Contributed Crop Loans under the applicable Servicing Agreement; and (ii) any agreement with a subservicer shall entitle Buyer to terminate such subservicer without fee or penalty in the event that the applicable Servicer is replaced subject to the terms of the applicable subservicing agreement.

f. Each Seller Party shall cause the Master Servicer to provide to Buyer, electronically, in a format mutually acceptable to Buyer and each Seller Party, by no later than the Servicer Reporting Date, the Servicing Report.

13. Representations and Warranties

a. Each Seller Party represents and warrants to Buyer that at all times, during the term of this Agreement:

(1) Seller Existence. Seller has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

(2) Trust Subsidiary Existence. Trust Subsidiary has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware.

(3) Licenses. Each Seller Party is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any federal, state or local laws, rules and regulations unless, in any instance, the failure to take such action or to so comply or such default could not be reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect. Each Seller Party has the requisite power and authority and legal right to purchase Eligible Assets (as applicable) and to own, sell and grant a lien on all of its right, title and interest in and to the Eligible Assets, and to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement, each Transaction Document and any Transaction Request and Confirmation.

(4) Power. Each Seller Party has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

(5) Due Authorization. Each Seller Party has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Transaction Documents, as applicable. This Agreement, any Transaction Request and Confirmation and the Transaction Documents have been (or, in the case of Transaction Documents and any Transaction Request and Confirmation not yet executed, will be) duly authorized, executed and delivered by such Seller Party, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against each Seller Party in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

(6) [reserved]

(7) Event of Default. There exists no Event of Default under Section 15(b) hereof, which default gives rise to a right to accelerate indebtedness as referenced in Section 15(b) hereof that has not been waived in writing.

(8) Solvency. Each Seller Party is solvent and will not be rendered insolvent by any Transaction and, after giving effect to such Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business. No Seller Party intends to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets. The amount of consideration being received by each Seller Party upon the sale of the Purchased Assets (and the transfer of the related Contributed Crop Loans to Trust Subsidiary which results in a Purchase Price Increase), to Buyer constitutes reasonably equivalent value and fair consideration for such Purchased Assets. No Seller Party is transferring any Purchased Asset or Contributed Crop Loan with any intent to hinder, delay or defraud any of its creditors.

(9) No Conflicts. The execution, delivery and performance by each Seller Party of this Agreement, any Transaction Request and Confirmation hereunder and the Transaction Documents do not conflict with any term or provision of the organizational documents of such Seller Party or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to such Seller Party of any court, regulatory body, administrative agency or governmental body having jurisdiction over such Seller Party, which conflict would have a Material Adverse Effect and will not result in any violation of any such mortgage, instrument, agreement or obligation to which such Seller Party is a party.

(10) True and Complete Disclosure. All information, reports, exhibits, schedules, financial statements or certificates of each Seller Party or any Affiliate thereof or any of their officers furnished or to be furnished to Buyer in connection with the initial or any ongoing due diligence of such Seller Party or any Affiliate or officer thereof, or the negotiation, preparation, or delivery of the Transaction Documents are correct in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All financial statements have been prepared in accordance with GAAP.

(11) Approvals. Except to the extent previously obtained, no consent, approval, authorization or order of, registration or filing with, or notice to any Governmental Authority or court is required under applicable law in connection with the execution, delivery and performance by each Seller Party of this Agreement, any Transaction Request and Confirmation and the Transaction Documents.

(12) Litigation. There is no action, proceeding or investigation pending with respect to which any Seller Party has received service of process or, to the best of each Seller Party’s knowledge threatened in writing against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, any Transaction, Transaction Request and Confirmation or any Transaction Document, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Transaction Request and Confirmation or any Transaction Document, (C) makes a claim individually in an amount greater than [***] or in an aggregate amount greater than [***], (D) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder or (E) which could reasonably be likely to materially and adversely affect the validity of the Crop Loans when taken as a whole or the performance by it of its obligations under, or the validity or enforceability of, this Agreement, any Transaction Request and Confirmation or any Transaction Document.

(13) Material Adverse Change. There has been no change to a Seller Party having a Material Adverse Effect.

(14) Ownership. Upon payment of the Purchase Price (or related Purchase Price Increase, as applicable) and delivery of the Asset Files to the Custodian and the Custodian’s receipt of the related Asset Tape, Buyer shall be the sole owner of the related Purchased Assets (including the related Trust Subsidiary Interests) free and clear of any adverse claim (except for Permitted Liens), subject to the terms and conditions of the Transaction Documents.

(15) Taxes. Each Seller Party is a U.S. Person. Each Seller Party has timely filed all required income and other material tax returns required to be filed by it, and has timely paid all income and other material Taxes required to be paid by it (whether or not such Taxes are shown as due on such returns), other than Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been made in accordance with GAAP. There are no Liens for Taxes on any of any Seller Party’s assets or income, other than statutory Liens for Taxes not yet due and payable and with respect to which adequate reserves have been made in accordance with GAAP.

(16) Investment Company. No Seller Party is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, and it is not necessary to register the Trust Subsidiary under the Investment Company Act of 1940, for specified reasons other than the exemption provided by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940.

(17) Chief Executive Office; Jurisdiction of Organization. On the Effective Date, each Seller Party’s chief executive office, is, and has been, located at 6230 Fairview Rd., Suite 300, Charlotte, North Carolina 28210. On the Effective Date, each Seller Party’s jurisdiction of organization is Delaware. Each Seller Party shall provide Buyer with [***] advance notice of any change in such Seller Party’s principal office or place of business or jurisdiction. No Seller Party has a trade name. During the preceding [***], no Seller Party has been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

(18) Location of Books and Records. The location where each Seller Party keeps their respective books and records, including all computer tapes and records relating to the Purchased Assets, the related Contributed Crop Loans and the related Repurchase Assets is its chief executive office or data warehouse.

(19) ERISA. Each Plan to which any Seller Party or their respective Subsidiaries make direct contributions, and, to the knowledge of such Seller Party, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other federal or state law.

(20) Agreements. No Seller Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could reasonably be expected to have a Material Adverse Effect on the business, operations, properties, or financial condition of Seller. No Seller Party has received notice of any asserted default from a holder of any Indebtedness of any Seller Party or of any of their respective Subsidiaries.

(21) Other Indebtedness. Seller shall not incur any Indebtedness (other than (i) Indebtedness evidenced by this Agreement and (ii) usual and customary accounts payable for a financing company in the crop loan industry) without the prior written consent of Buyer.

(22) No Reliance. Each Seller Party has made its own independent decisions to enter into the Transaction Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(23) Plan Assets. No Seller Party is an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, the Purchased Assets are not “plan assets” within the meaning of 29 CFR §2510.3-101 as amended by Section 3(42) of ERISA in such Seller Party’s hands, and transactions by or with Seller are not subject to any state or local statute regulating investments, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(24) No Prohibited Persons. No Seller Party nor any of their respective Affiliates, officers, directors, partners or members, is an entity or person (or to such Seller Party’s knowledge, [***] or greater owned by an entity or person): (i) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, https://www.treasury.gov/ofac/downloads/sdnlist.pdf); (ii) is otherwise the target of sanctions administered by OFAC (any and all parties or persons described in clauses (i) and (ii) above are herein referred to as a “Prohibited Person”); or (iii) who is otherwise affiliated with any entity or person listed. No Seller Party nor any of their Affiliates, officers, directors, partners or members or, to the knowledge of any such entity or any of its officers, directors, partners or members is subject to any Sanctions, and no Seller Party nor any of their Affiliates will directly or indirectly use the proceeds of any Transactions contemplated hereunder, or lend, contribute or otherwise make available such proceeds to or for the benefit of any person or entity for the purpose of financing or supporting the activities of any person or entity subject to any such Sanctions. Seller has instituted and maintains policies and procedures reasonably designed to ensure compliance with applicable Sanctions.

(25) No Broker. No Seller Party has dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement.

(26) No Adverse Selection. No Seller Party has selected the Contributed Crop Loans in a manner so as to adversely affect Buyer’s interests. No Seller Party has selected the Contributed Crop Loans to be repurchased required pursuant to Section 7(a) in a manner as to adversely affect Buyer’s interests.

(27) Margin Regulations. The use of all funds acquired by Seller Parties under this Agreement will not conflict with or contravene any of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System as the same may from time to time be amended, supplemented or otherwise modified.

(28) AntiMoney Laundering Laws and Anti-Corruption Laws. Each Seller Party has complied with AntiMoney Laundering Laws, including without limitation the USA PATRIOT Act of 2001; each Seller Party has established and maintains an antimoney laundering compliance program as required by the AntiMoney Laundering Laws. Each Seller Party and each Affiliate of each Seller Party and, to each Seller Party’s knowledge, each director, officer and employee of any of the foregoing are in compliance with all Anti-Money Laundering Laws and Anti-Corruption Laws.

b. With respect to every Purchased Asset and Contributed Crop Loan, each Seller Party represents and warrants to Buyer as of the applicable Purchase Date and Purchase Price Increase Date for any Transaction and each date thereafter that each representation and warranty set forth on Schedule 1 hereto is true and correct.

c. The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Assets and/or the related Contributed Crop Loans to Buyer and shall continue for so long as the Purchased Assets and/or the related Contributed Crop Loans are subject to this Agreement. Upon discovery by any Seller Party or Buyer of any breach of any of the representations or warranties set forth in this Agreement, the party discovering such breach shall promptly give notice of such discovery to the others.

14. Covenants

Each Seller Party covenants with Buyer that at all times, during the term of this Agreement:

a. Litigation. Each Seller Party will promptly, and in any event within [***] after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting such Seller Party or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Transaction Documents or any action to be taken in connection with the transactions contemplated hereby or, (ii) makes a claim individually in an amount greater than [***] or in an aggregate amount greater than [***], or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably expected to have a Material Adverse Effect. Each Seller Party will promptly provide notice of any judgment, which with the passage of time, would be reasonably expected to cause an Event of Default hereunder.

b. Prohibition of Fundamental Changes. No Seller Party shall enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its respective assets (excluding any such action taken in connection with any securitization transaction).

c. Servicer. Upon the occurrence of any of the following (a) the occurrence and continuation of an Event of Default, (b) each Repurchase Date or Release Date, or (c) upon the request of Buyer, each Seller Party shall cause Servicer to provide to Buyer, electronically, in a format mutually acceptable to Buyer and each Seller Party, by no later than the Servicer Reporting Date, the Servicing Report. No Seller Party shall cause the Purchased Assets and/or the related Contributed Crop Loans to be serviced by any servicer other than a servicer expressly approved in writing by Buyer, which approval shall be deemed granted by Buyer with respect to such Seller Party with the execution of this Agreement.

d. Beneficial Ownership Certification. Each Seller Party shall at all times either (i) ensure that the Seller Parties have delivered to Buyer a Beneficial Ownership Certification, if applicable, and that the information contained therein is true and correct in all respects or (ii) deliver to Buyer an updated Beneficial Ownership Certification within [***] following the date on which the information contained in any previously delivered Beneficial Ownership Certification ceases to be true and correct in all respects.

e. No Adverse Claims. Each Seller Party warrants and will defend, and shall cause any Servicer to defend, the right, title and interest of Buyer in and to all Purchased Assets and the related Repurchase Assets against all adverse claims and demands.

f. Assignment. Except as permitted herein, no Seller Party shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Transaction Documents), any of the Purchased Assets and/or the related Contributed Crop Loans or any interest therein, provided that this Section 14 shall not prevent any transfer of Purchased Assets in accordance with the Transaction Documents.

g. Security Interest. Each Seller Party shall do all things necessary to maintain the Purchased Assets, the Contributed Crop Loans and the related Repurchase Assets subject to a first priority perfected security interest hereunder. Without limiting the foregoing, each Seller Party will comply with all material rules, regulations and other laws of any Governmental Authority and cause the Purchased Assets, the Contributed Crop Loans and the related Repurchase Assets to comply with all applicable material rules, regulations and other laws, to the extent non-compliance would result in the failure to comply with the immediately preceding sentence.

h. Records.

(1) Each Seller Party shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Assets and the Contributed Crop Loans in accordance with industry custom and practice for assets similar to the Purchased Assets and the Contributed Crop Loans, including those maintained pursuant to the succeeding subparagraph. No Seller Party will allow any such Crop Loan Documents that are an original or an only copy to leave Custodian’s possession, except for individual items removed in connection with servicing a specific Contributed Crop Loan, in which event such Seller Party will obtain or cause to be obtained a receipt from a financially responsible person for any such paper, record or file. Seller Parties or the Servicer of the Purchased Assets and the Contributed Crop Loans will maintain or cause to be maintained all such Records not in the possession of Custodian in good and complete condition in accordance with industry custom and practice for assets similar to the Purchased Assets and the Contributed Crop Loans.

(2) Each Seller Party shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Buyer granted hereby.

i. Books. Each Seller Party shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Assets to Buyer.

j. Approvals. Each Seller Party shall maintain all licenses, permits or other approvals necessary for such Seller Party to conduct its business and to perform its obligations under the Transaction Documents (unless the failure to do so would not be reasonably likely to result in a Material Adverse Effect).

k. Material Change in Business. No Seller Party shall make any material change in the nature of its business as carried on at the date hereof.

l. Distributions. No Seller Party shall make any Dividend Payment during the occurrence and continuance of an Event of Default or if an Event of Default would result therefrom.

m. Applicable Law. Each Seller Party shall comply with the material requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.

n. Existence. Each Seller Party shall preserve and maintain its legal existence and all of its material rights, privileges, and material federal, state and local licenses and franchises.

o. Jurisdiction of Organization. No Seller Party shall change its jurisdiction of organization from the jurisdiction referred to in Section 13(a)(17) hereof or change its name, organizational identification number, identity or corporation structure unless it shall have provided Buyer [***] prior written notice of such change.

p. Taxes. Each Seller Party will remain a U.S. Person. Each Seller Party will timely file all income and other material tax returns required to be filed by it, and will timely pay all income and other material Taxes required to be paid by it (whether or not such Taxes are shown as due on such returns), other than Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves are made in accordance with GAAP. No Seller Party will suffer the creation of any Liens for Taxes on any of its assets or income, other than statutory Liens for Taxes not yet due and payable and with respect to which adequate reserves are made in accordance with GAAP.

q. Transactions with Affiliates. No Seller Party will enter into any transaction for the sale, servicing, purchase or transfer of assets (which for the avoidance of doubt shall not include equity distributions to or investments in Affiliates) with any Affiliate unless (i) such Seller Party provides Buyer with at least [***] prior written notice and (ii) such transaction is (x) otherwise permitted under the Transaction Documents, (y) in the ordinary course of such Seller Party’s business or (z) upon fair and reasonable terms no less favorable to such Seller Party than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

r. Guarantees. No Seller Party shall create, incur, assume or suffer to exist any Guarantees.

s. Indebtedness. Seller shall not incur any additional Indebtedness (other than usual and customary accounts payable for a financing company in the crop loan industry) (i) without prior notice to Buyer and (ii) to the extent it would cause Seller to violate the financial covenants set forth in Section 14(y) hereof.

t. True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates provided by or on behalf of any Seller Party or any Affiliate thereof or any of their officers furnished to Buyer hereunder and during Buyer’s diligence of any Seller Party is and will be true and correct in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading in all material respects when they are made. All required financial statements, information and reports delivered by any Seller Party to Buyer pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.

u. Plan Assets. No Seller Party shall be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and each Seller Party shall not use “plan assets” within the meaning of 29 CFR §2510.3-101 as amended by Section 3(42) of ERISA to engage in this Agreement or any Transaction hereunder, and transactions by or with each Seller Party shall be subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

v. Separateness Covenant. Except as contemplated and permitted by the Transaction Documents, the Trust Subsidiary shall (a) own no assets, and will not engage in any business, other than the assets and transactions consistent with those specifically contemplated by the Transaction Documents and any distribution agreements delivered by Trust Subsidiary to Seller; (b) not incur any Indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than pursuant hereto; (c) not make any loans or advances to any third party other than in connection with the acquisition or holding of any Purchased Assets or the other Eligible Assets acquired after the date hereof, and shall not acquire obligations or securities of its affiliates; (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets (with no obligation to make capital contributions); (e) comply with the provisions of its organizational documents; (f) do all things necessary to observe organizational formalities and to preserve its existence, and will not amend, modify or otherwise change its organizational documents, or suffer same to be amended, modified or otherwise changed, without the prior written consent of Buyer; (g) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of law); (h) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name and shall not identify itself or any of its Affiliates as a division or part of the other; (i) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (with no obligation to make capital contributions); (j) not engage in or suffer any Change in Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part unless permitted under this Agreement or a Transaction Document; (k) not commingle its funds or other assets with those of any Affiliate or any other Person, except as contemplated by this Agreement; (l) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other person; (m) not and will not hold itself out to be responsible for the debts or obligations of any other Person (other than as contemplated hereunder); and (n) cause each of its direct and indirect owners to agree not to (i) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding with respect to Trust Subsidiary; (ii) institute any proceedings under any applicable insolvency law or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally with respect Trust Subsidiary; (iii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for Trust Subsidiary or a substantial portion of its properties; or (iv) make any assignment for the benefit of any Trust Subsidiary’s creditors.

w. No Pledge. No Seller Party shall pledge, transfer or convey any security interest in the Repo Account or Servicer Account to any Person without the express written consent of Buyer.

x. No Division/Series Transactions. Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, (i) no Seller Party that is a limited liability company organized under the laws of the State of Delaware shall enter into (or agree to enter into) any Division/Series Transaction, or permit any of its Subsidiaries to enter into (or agree to enter into), any Division/Series Transaction and (ii) none of the provisions in this Agreement nor any other Transaction Document, shall be deemed to permit any Division/Series Transaction.

y. Financial Covenants.

i. Tangible Net Worth. As of the [***] of each calendar month Seller shall maintain a [***] Tangible Net Worth

ii. Leverage. Seller shall maintain at all times the ratio of Indebtedness (other than Indebtedness incurred under this Agreement) to Tangible Net Worth not to exceed [***].

z. Further Assurances. Each Seller Party shall execute and deliver to Buyer all further documents, financing statements, agreements and instruments, and take all further actions that may be necessary or desirable under any applicable Requirement of Law, or that Buyer may request, in order to effectuate the transactions contemplated by this Agreement and the Transaction Documents.

aa. Use of Proceeds. No Seller Party shall use the proceeds of any Transaction in contravention of the requirements, if any, of any Requirement of Law, including in contravention of Anti-Corruption Laws, Anti-Money Laundering Laws or applicable Sanctions.

15. Events of Default

The occurrence of each of the following shall constitute an “Event of Default” hereunder:

a. Payment Failure. Failure of any Seller Party to pay any of the following, whether by acceleration or otherwise, under the terms of this Agreement or any other Transaction Document:

i. make any payment of the Price Differential on a Payment Date;

ii. make any payment of the Repurchase Price on a Repurchase Date or Release Price on a Release Date;

iii. make any payment of the Commitment Fee, Non-Usage Fee, Yield Maintenance Fee or Draw Fee when that sum has become due, which failure continues beyond [***] after written notice thereof from Buyer;

iv. make any payment of any other sum that has become due within [***] of Seller receiving notice that such payment is due; or

v. cure any Margin Deficit by the applicable Margin Deadline pursuant to Section 6 hereof.

b. Cross Default.

i. Seller, Trust Subsidiary or Guarantor shall be in default under any Indebtedness or other contract with any Person, in the aggregate in excess of [***], which default involves the failure to pay a matured obligation, or permits the acceleration of the maturity of obligations thereunder; or

ii. Any Affiliate of Seller, Trust Subsidiary or Guarantor shall be in default under any Indebtedness or other contract with Buyer or any of Buyer’s Affiliates, in the aggregate in excess of [***], which default involves the failure to pay a matured obligation or permits the acceleration of the maturity of obligations thereunder.

c. Assignment. Assignment by (i) any Seller Party of this Agreement or any rights hereunder or (ii) Guarantor of the Guaranty or any rights thereunder, in each case, without first obtaining the specific written consent of Buyer, or the granting by Seller Parties of any security interest, lien or other encumbrances on any Purchased Assets, Contributed Crop Loans or Repurchase Assets to any person other than Buyer.

d. Insolvency. An Act of Insolvency shall have occurred with respect to Seller, Trust Subsidiary, Guarantor or any of their respective Affiliates.

e. Material Adverse Effect. Any Material Adverse Effect shall have occurred as determined by Buyer in its reasonable discretion.

f. Breach of Identified Representation or Covenant or Obligation. A breach by:

i. any Seller Party of any of the representations, warranties or covenants or obligations set forth in Sections 13(a)(1) (Seller Existence), Sections 13(a)(2) (Trust Subsidiary Existence), 13(a)(8) (Solvency), 13(a)(13) (Material Adverse Change), 13(a)(21) (Other Indebtedness), 13(a)(24) (No Prohibited Persons), 13(a)(28) (Anti-Money Laundering Laws and Anti-Corruption Laws), 14(b) (Prohibition of Fundamental Changes), 14(f) (Assignment), 14(g) (Security Interest), 14(j) (Approvals), 14(l) (Distributions), 14(n) (Existence), 14(o) (Jurisdiction of Organization), 14(q) (Transaction with Affiliates), 14(r) (Guarantees), 14(s) (Indebtedness), 14(u) (Plan Assets), 14(v) (Separateness Covenant), 14(w) (No Pledge), 14(x) (No Division/Series Transactions), 14(y) (Financial Covenants), 14(aa) (Use of Proceeds) or 17(a)(1), 17(a)(2), 17(a)(3), 17(a)(6) or 17(b) (Monthly Compliance Certificates) of this Agreement.

ii. Guarantor of any of the representations, warranties or covenants or obligations set forth in Sections 9(a) (Guarantor Existence), (f) (Solvency), (k) (Material Adverse Change), (q) (No Prohibited Persons), (r) (Anti-Money Laundering Laws and Anti-Corruption Laws), 10(a) (Prohibition of Fundamental Changes), (c) (Distributions), (e) (Existence), (h) (Plan Assets) or 10(i) (Financial Covenants) of the Guaranty.

g. Breach of Non-Identified Representation or Covenant. A breach by any Seller Party or Guarantor of any other material representation, warranty or covenant set forth in this Agreement, the Guaranty or any other Transaction Document (and not otherwise specified in Section 15(f) above), if such breach is not cured within (x) [***] with respect to Section 17(c) (Servicing Reports) and (y) otherwise, [***] (other than the representations and warranties set forth in Section 13.b, Schedules 1A and 1B, which shall be considered solely for the purpose of determining the Asset Value, the existence of a Margin Deficit and the obligation to repurchase such Purchased Asset) unless (i) such party shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made or (ii) any such representations and warranties have been determined by Buyer in its sole discretion to be materially false or misleading on a regular basis, in which event such breach shall constitute an immediate Event of Default and Seller Parties shall have no cure right hereunder.

h. Guarantor Breach. Any repudiation of the Guaranty by Guarantor, or if the Guaranty is not enforceable against Guarantor.

i. Change of Control. The occurrence of a Change in Control without the prior written consent of the Buyer.

j. Failure to Transfer. Seller fails to transfer the Purchased Assets to Buyer on the Purchase Date or Seller fails to transfer to Trust Subsidiary the Contributed Crop Loans on the applicable Purchase Price Increase Date.

k. Judgment. A final judgment or judgments for the payment of money in excess of [***] individually or [***] in the aggregate shall be rendered against any Seller Party or Guarantor, in each case, by one (1) or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within [***] from the date of entry thereof.

l. Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller, Trust Subsidiary, or Guarantor, or shall have taken any action to displace the management of Seller, Trust Subsidiary, or Guarantor or to curtail its authority in the conduct of the business of Seller, Trust Subsidiary, or Guarantor, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller, Trust Subsidiary, or Guarantor, as an issuer, buyer or a seller/servicer of Crop Loans, and such action provided for in this subparagraph shall not have been discontinued or stayed within [***].

m. Inability to Perform. An officer of any Seller Party or Guarantor shall admit in writing its inability to, or its intention not to, perform any of each Seller Party’s Obligations or Guarantor’s obligations hereunder or under the Guaranty.

n. Security Interest. This Agreement shall for any reason cease to create a valid, first priority security interest in any material portion of the Purchased Assets, the Contributed Crop Loans or other Repurchase Assets purported to be covered hereby.

o. Financial Statements. Seller’s or Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller or Guarantor as a “going concern” or a reference of similar import.

p. Servicer Termination Event. A Servicer Termination Event shall have occurred and Seller Parties shall not have (i) appointed a successor servicer or subservicer acceptable to Buyer, (ii) transferred the servicing of the Contributed Crop Loans to such successor servicer or subservicer or (iii) delivered a fully executed side letter with such successor servicer or subservicer in each case, within [***] following the occurrence of such Servicer Termination Event.

q. Enforceability. For any reason, this Agreement at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Person (other than Buyer) shall contest the validity, enforceability, perfection or priority of any Lien granted pursuant thereto, or any party thereto (other than Buyer) shall seek to disaffirm, terminate, limit or reduce its obligations hereunder.

An Event of Default shall (i) be deemed continuing unless expressly waived by Buyer in writing and (ii) not be deemed continuing if expressly waived by Buyer in writing.

16. Remedies upon Default

In the event that an Event of Default shall have occurred and be continuing:

a. Buyer may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency of Seller, Trust Subsidiary, Guarantor or any of their respective Affiliates), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). Buyer shall (except upon the occurrence of an Act of Insolvency of Seller, Trust Subsidiary, Guarantor or any of their respective Affiliates) give notice to the Seller Parties of the exercise of such option as promptly as practicable.

b. If Buyer exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Section, (i) each Seller Party’s obligations to repurchase all Purchased Assets at the Repurchase Price shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied, in Buyer’s sole discretion, to the Repurchase Price and any other amounts owing by Seller Parties hereunder, and (iii) Seller Parties shall immediately deliver to Buyer the Asset Files and Purchased Asset Documents relating to any Purchased Assets and/or Contributed Crop Loans subject to such Transactions then in any Seller Party’s possession or control.

c. Buyer also shall have the right to obtain physical possession, and to commence an action to obtain physical possession, of all Records and files of Seller Parties relating to the Purchased Assets, the Contributed Crop Loans and all documents relating thereto (including, without limitation, any legal, credit or servicing files with respect to the Purchased Assets and/or the Contributed Crop Loans) which are then or may thereafter come in to the possession of a Seller Party or any third party acting for a

Seller Party. Without limiting the rights of Buyer hereto to pursue all other legal and equitable rights available to Buyer for any Seller Party’s failure to perform its obligations under this Agreement, each Seller Party acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and Buyer shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Buyer from pursuing any other remedies for such breach, including the recovery of monetary damages.

d. Buyer shall have the right to direct all servicers then servicing any Purchased Assets and/or Contributed Crop Loans to remit all collections thereon to Buyer, and if any such payments are received by a Seller Party, Seller Parties shall not commingle the amounts received with other funds of such Seller Party and shall promptly pay them over to Buyer. Buyer shall also have the right to terminate any one or all of the servicers then servicing any Purchased Assets and/or Contributed Crop Loans with or without cause. In addition, Buyer shall have the right to immediately sell the Purchased Assets and/or Contributed Crop Loans and liquidate all Repurchase Assets. Such disposition of Purchased Assets and/or Contributed Crop Loans may be, at Buyer’s option, on either a servicing-released or a servicing-retained basis. Buyer shall not be required to give any warranties as to the Purchased Assets and/or Contributed Crop Loans with respect to any such disposition thereof. Buyer may specifically disclaim or modify any warranties of title or the like relating to the Purchased Assets and/or Contributed Crop Loans. The foregoing procedure for disposition of the Purchased Assets and/or Contributed Crop Loans and liquidation of the Repurchase Assets shall not be considered to adversely affect the commercial reasonableness of any sale thereof. Each Seller Party agrees that it would not be commercially unreasonable for Buyer to dispose of the Purchased Assets and/or Contributed Crop Loans or the Repurchase Assets or any portion thereof by using Internet sites that provide for the auction of assets similar to the Purchased Assets and/or Contributed Crop Loans or the Repurchase Assets, or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Buyer shall also be entitled to sell any or all of such Purchased Assets and/or Contributed Crop Loans individually for the prevailing price. Buyer shall also be entitled, in its sole discretion to elect, in lieu of selling all or a portion of such Purchased Assets and/or Contributed Crop Loans, to give the Seller Parties credit for such Purchased Assets and/or Contributed Crop Loans and the Repurchase Assets in an amount equal to the Market Value of the Purchased Assets and/or Contributed Crop Loans against the aggregate unpaid Repurchase Price or Release Price, as applicable, and any other amounts owing by the Seller Parties hereunder.

e. Upon the occurrence and continuation of one or more Events of Default, Buyer may apply any proceeds from the liquidation of the Purchased Assets and/or Contributed Crop Loans and Repurchase Assets to the Repurchase Price and the Release Prices hereunder, respectively and all other Obligations in the manner Buyer deems appropriate in its sole discretion.

f. Each Seller Party shall be liable to Buyer for (i) the amount of all reasonable legal or other expenses including, without limitation, all costs and expenses of Buyer in connection with the enforcement of this Agreement, the Transaction Documents or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of external counsel incurred in connection with or as a result of an Event of Default, (ii) actual damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

g. To the extent permitted by applicable law, each Seller Party shall be liable to Buyer for interest on any amounts owing by Seller Parties hereunder, from the date such Seller Party becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller Parties or (ii) satisfied in full by the exercise of Buyer’s rights hereunder. Interest on any sum payable by Seller Parties under this Section 16(g) shall be at a rate equal to the Post Default Rate.

h. [reserved].

i. Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsection (a) of this Section, at any time thereafter without notice to the Seller Parties. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

j. Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and each Seller Party hereby expressly waives any defenses such Seller Party might otherwise have to require Buyer to enforce its rights by judicial process. Each Seller Party also waives any defense (other than a defense of payment or performance) such Seller Party might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Each Seller Party recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

k. [reserved].

l. The Seller Parties recognize that the Buyer may be unable to effect a public sale of any or all of the Purchased Assets and/or the Contributed Crop Loans. Each Seller Party acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the Buyer than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Seller Parties further agree that to the extent Buyer provides Seller Parties with at least [***] prior notice of any sale, such notice shall be deemed to be commercially reasonable.

m. Nothing contained in the Agreement shall obligate Buyer to segregate any Purchased Assets delivered to Buyer by Seller Parties. Notwithstanding anything to the contrary set forth in the Agreement, in no event shall the Purchased Assets or the Contributed Crop Loans remain in the custody of any Seller Party or any Affiliate thereof.

17. Reports

a. Notices. Each Seller Party and Guarantor shall furnish (x) to the Buyer promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, potential defaults or potential breaches) and any material financial information that is not otherwise required to be provided by Seller or Guarantor hereunder or under the Transaction Documents which is given to Seller’s or Guarantor’s lenders, (y) to the Buyer immediately, notice of the occurrence of any Event of Default hereunder or default or breach by Seller, Trust Subsidiary, Guarantor or Master Servicer of any obligation under any Transaction Document or any material contract or agreement of Seller, Trust Subsidiary, Guarantor or Master Servicer or the occurrence of any event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default or such a default or breach by such party and (z) the following to Buyer:

(1) monthly financial statements and any other reports (to the extent received) with respect to the Contributed Crop Loans within [***] of the related month end;

(2) as soon as available and in any event within [***] after the end of each fiscal quarter, the unaudited consolidated balance sheets of Guarantor and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated and statements of income and retained earnings and of cash flows for the Guarantor and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Guarantor, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Guarantor and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (other than with respect to footnotes and subject to normal year-end adjustments) , together with copies of the internal worksheets that were used to prepare each such consolidated financial statement and that show separate financial information regarding Seller and Trust Subsidiary;

(3) as soon as available and in any event within [***] after the end of each fiscal year of Guarantor, the consolidated balance sheets of Seller and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Guarantor and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be acceptable to Buyer in its sole discretion, shall have no “going concern” qualification and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Guarantor and its respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, , together with copies of the internal worksheets that were used to prepare each such consolidated financial statement and that show separate financial information regarding Seller and Trust Subsidiary;

(4) if applicable, copies of any 10-Ks, 10-Qs, registration statements and other “corporate finance” SEC filings (other than 8-Ks) by Guarantor, within [***] of their filing with the SEC; provided that, Seller, Trust Subsidiary or any Affiliate will provide Buyer with a copy of the annual 10-K filed with the SEC by Guarantor, Seller, Trust Subsidiary or their Affiliates, no later than [***] after the end of the year;

(5) as soon as available, and in any event within [***] of receipt, copies of relevant portions of all final written Governmental Authority and investor audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis), in each case, to the extent Guarantor or Seller Parties are not prohibited from providing the aforementioned items by such Governmental Authority or investor, which provide for or relate to (i) material corrective action required, or (ii) material sanctions proposed, imposed or required, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal;

(6) with respect to any Contributed Crop Loan, within [***] upon Seller’s receipt of written notice or actual knowledge thereof, that the Crop has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the value of such Contributed Crop Loan;

(7) with respect to any Contributed Crop Loan, within [***] of Seller’s receipt written notice or actual knowledge thereof, copies of any prevent plant or late plant notifications;

(8) quarterly, total loan production volume by Master Servicer together with the certificate delivered pursuant to Section 17(b) below;

(9) from time to time such other information regarding the financial condition, operations, or business of the Guarantor or Seller Parties as Buyer may reasonably request;

(10) as soon as reasonably possible, and in any event within [***] after a Responsible Officer of Guarantor or either Seller Party has knowledge of the occurrence of any Event of Termination, stating the particulars of such Event of Termination in reasonable detail;

(11) as soon as reasonably possible, and in any event within [***] notice that a Seller Party has moved its chief executive office from the address referred to in Section 13(a)(17) hereof;

(12) as soon as reasonably possible, notice of any of the following events:

(a) any material change in the insurance coverage required of Seller and Trust Subsidiary (if applicable) with a copy of evidence of same attached;

(b) any material litigation, investigation, proceeding or suspension between Guarantor, Seller, Trust Subsidiary or Master Servicer, on the one hand, and any Governmental Authority or any Person including, without limitation, any licensing issues;

(c) any material change in accounting policies or financial reporting practices of Guarantor or Seller Parties;

(d) any material issues raised upon examination of Guarantor, and Seller Party or Guarantor’s or a Seller Party’s facilities by any Governmental Authority;

(e) any material change in the Indebtedness of Guarantor or Seller, including, without limitation, any default, renewal, non-renewal, termination, increase in available amount or decrease in available amount related thereto;

(f) promptly upon Seller’s receipt of written notice or knowledge of (i) any default related to any Repurchase Asset, (ii) any lien or security interest (other than security interests created hereby or by the other Transaction Documents) on, or claim asserted against, any of the Purchased Assets and the Contributed Crop Loans; and

(g) any other event, circumstance or condition that has resulted, or could reasonably be expected to result in a Material Adverse Effect with respect to, Guarantor Seller Parties or Master Servicer.

b. Monthly Compliance Certificates. Seller shall and shall cause Guarantor to furnish to Buyer, at the time the Guarantor furnishes each set of financial statements pursuant to Section 17(a)(1), (2) or (3) above, a certificate of a Responsible Officer of Guarantor in the form of Exhibit B hereof.

c. Servicing Reports. On or prior to each Servicer Reporting Date, Seller shall furnish to Buyer a Servicing Report.

d. Asset Tape. During the months of [***] and in any other month, on the [***] thereof, and an updated cumulative Asset Tape with respect to each Contributed Crop Loan.

e. Distribution Worksheet. Each Seller Party shall cause or shall cause Servicer to provide to Buyer, electronically, in a format mutually acceptable to Buyer and Seller, a Distribution Worksheet by no later than the Servicer Reporting Date.

f. Other. Seller Parties and Guarantor shall deliver to Buyer any other reports or information reasonably requested by Buyer or as otherwise required pursuant to this Agreement.

18. Repurchase Transactions

Buyer may, in its sole election, engage in repurchase transactions (as “seller” thereunder) with any or all of its interest in the Purchased Assets, Contributed Crop Loans and/or Repurchase Assets or pledge, hypothecate, assign, transfer or otherwise convey any or all of its interest in the Purchased Assets and/or Repurchase Assets with a counterparty of Buyer’s choice (such transaction, a “Repledge Transaction”). Any Repledge Transaction shall be effected by notice to the Buyer, and shall be reflected on the books and records of the Buyer. No such Repledge Transaction shall relieve Buyer of its obligations to transfer Purchased Assets, Contributed Crop Loans and Repurchase Assets to Seller Parties (and not substitutions thereof) on the Repurchase Date pursuant to the terms hereof. In the event Buyer engages in a repurchase transaction with any of the Purchased Assets, Contributed Crop Loans or otherwise pledges or hypothecates any of the Purchased Assets or Contributed Crop Loans, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets and Contributed Crop Loans that are subject to such repurchase transaction. In furtherance, and not by limitation of, the foregoing, it is acknowledged that each counterparty under a Repledge Transaction (a “Repledgee”), is a repledgee as contemplated by Sections 9-207 and 9-623 of the UCC (and the relevant official comments thereunder). Buyer is hereby authorized to share any information delivered hereunder with the Repledgee to the extent otherwise permitted under Section 31 hereof. Buyer may distribute to any prospective or actual Repledgee this Agreement, any Transaction Document and any document or other information delivered to Buyer by Seller Parties.

19. Single Agreement

Buyer and Seller Parties acknowledge that, and have entered hereunto, and will enter into each Transaction hereunder, in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller Parties agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, and (ii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

20. Notices and Other Communications

Any and all notices (with the exception of Margin Calls, which shall be given in accordance with Section 6 hereof and Transaction Request and Confirmations, which shall be delivered via electronic mail or other electronic medium agreed to by the Buyer and the Seller), statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, messenger or otherwise (including without limitation by electronic transmission) to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person. Except as otherwise provided in this Agreement and except for notices given under Section 3 hereof (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when personally delivered, in the case of a mailed notice, upon receipt, or in the case of electronic transmission upon the sender’s receipt of an acknowledgment from the intended recipient (such as return email or other written acknowledgment, but excluding, by the “return receipt requested” function) in each case given or addressed as aforesaid.

If to Seller Parties:

FACO Crop Loans LLC

c/o Finance of America Holdings LLC

909 Lake Carolyn Parkway, Suite 1550

Irving, TX 75039

Attention: General Counsel

Email: [***]

FACo Crop Loan Financing Trust C1

c/o Finance of America Holdings LLC

909 Lake Carolyn Parkway, Suite 1550

Irving, TX 75039

Attention: General Counsel

Email: [***]

If to Buyer:

National Founders LP

[***]

[***]

Attn: General Counsel

E-mail: [***]

With copy to:

[***]

[***]

[***]

Attn: General Counsel

E-mail: [***]

21. Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

22. Non-assignability

(a) The Transaction Documents are not assignable by any Seller Party or Guarantor without prior written consent of Buyer. Buyer may from time to time assign all or a portion of its rights and obligations under this Agreement and the Transaction Documents to any Person that is a QIB; provided, however that Buyer shall maintain, solely for this purpose as a non-fiduciary agent of Seller, for review and inspection by Seller at any reasonable time and from time to time upon written request, a register of the names and addresses of assignees (the “Register”) and a copy of an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned. The entries in the Register shall be conclusive absent manifest error, and the Seller Parties, Guarantor and Buyer shall treat each Person whose name is recorded in the Register pursuant to the preceding sentence as Buyer hereunder. Upon such assignment and recordation in the Register, (a) such assignee shall be a party hereto and to each Transaction Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, as applicable, and (b) Buyer shall be released from its obligations hereunder and under the Transaction Documents. Any assignment hereunder shall be deemed a joinder of such assignee as Buyer hereto. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Buyer may distribute to any prospective or actual assignee this Agreement, any Transaction Document and any document or other information delivered to Buyer by Seller Parties.

(b) Buyer may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement; provided, however, (i) Buyer’s obligations under this Agreement shall remain unchanged, (ii) Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Seller shall continue to deal solely and directly with the Buyer in connection with Buyer’s rights and obligations under this Agreement and the other Transaction Documents. Buyer may distribute to any prospective or actual participant this Agreement, any Transaction Document and any document or other information delivered to Buyer by Seller Parties.

(c) Each Seller Party and Guarantor agree that each participant shall be entitled to the benefits of Section 11(b), and Section 11(e) (subject to the requirements and limitations therein, including the requirements under Section 11(e) (it being understood that the documentation required under Section 11(e)(6) shall be delivered to the participating Buyer)) to the same extent as if it were Buyer and had acquired its interest by assignment pursuant to this Section 22; provided that such participant shall not be entitled to receive any greater payment under Section 11(b) or Section 11(e), with respect to any participation, than its participating Buyer would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in any applicable law or in the interpretation or application thereof by a Governmental Authority that occurs after the participant acquired the applicable participation. Buyer shall maintain, solely for this purpose as a non-fiduciary agent of Seller, for review and inspection by Seller at any reasonable time and from time to time upon written request, a register of the names and addresses of each participating Buyer (the “Participant Register”) and a copy of an executed participation agreement by Buyer and such participating Buyer (a “Participation Agreement”), specifying the percentage or portion of such rights and obligations sold under a Participation Agreement. The entries in the Participant Register shall be conclusive absent manifest error, and the Seller Parties, Guarantor and Buyer shall treat each Person whose name is recorded in the Participant Register pursuant to the preceding sentence as Buyer hereunder. Upon such transfer and recordation in the Participation Register, such participant shall be a party hereto and to each Transaction Document to the extent of the percentage or portion set forth in the Participation Agreement.

(d) The Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 22, disclose to the assignee or participant or proposed assignee or participant, as the case may be, this Agreement, any Transaction Document and any information relating to Seller Parties, Guarantor or any of their Subsidiaries or to any aspect of the Transactions that has been furnished to Buyer by or on behalf of Seller Parties; provided that such assignee or participant agrees to hold such information subject to the confidentiality provisions of this Agreement.

23. Set-off

Upon the occurrence and continuance of an Event of Default, in addition to any rights and remedies of Buyer hereunder and by law, Buyer shall have the right, without prior notice to any Seller Party or Guarantor, any such notice being expressly waived by Seller Parties or Guarantor to the extent permitted by applicable law, upon any amount becoming due and payable by Seller Parties or Guarantor hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount from Seller Parties, Guarantor or any Affiliate thereof to Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Buyer or any Affiliate thereof to or for the credit or the account of Seller Parties, Guarantor or any Affiliate thereof. Notwithstanding the foregoing to the contrary, Buyer agrees promptly to notify Seller and the Guarantor after any such set-off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.

24. Binding Effect; Governing Law; Jurisdiction

a. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Seller Parties acknowledge that the obligations of Buyer hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Buyer. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

b. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS IN ANY ACTION OR PROCEEDING. EACH PARTY HERETO HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION THEY MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN ANY COURT IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS.

25. No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by all parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 6(a), 17(a) or otherwise, will not constitute a waiver of any right to do so at a later date.

26. Intent

a. The parties recognize that each Transaction is a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code, and that the pledge of the Repurchase Assets constitutes “a security agreement or arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A) and 741(7)(A)(xi) of the Bankruptcy Code. Seller Parties and Buyer further recognizes and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a).

b. Buyer’s right to liquidate the Purchased Assets and the Contributed Crop Loans delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555 and 561; any payments or transfers of property made with respect to this Agreement or any Transaction to satisfy a Margin Deficit shall be considered a “margin payment” as such term is defined in Bankruptcy Code Section 741(5).

c. The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

d. It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

e. This Agreement is intended to be a “securities contract,” within the meaning of Section 101(47), Section 362(b)(6), Section 555 and Section 741 under the Bankruptcy Code.

f. Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.

27. Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that:

a. in the case of Transactions in which one of the parties is a broker or dealer registered with the SEC under Section 15 of the 1934 Act, the Securities Investor Protection Corporation has taken the position that the provisions of the SIPA do not protect the other party with respect to any Transaction hereunder;

b. in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

c. in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the FDIC or the National Credit Union Share Insurance Fund, as applicable.

28. Power of Attorney

Each Seller Party hereby authorizes Buyer to file such financing statement or statements relating to the Repurchase Assets without any Seller Party’s signature thereon as Buyer, at its option, may deem appropriate. Each Seller Party hereby appoints Buyer as such Seller Party’s agent and attorney-in-fact to (i) execute any such financing statement or statements in such Seller Party’s name and to perform all other acts which Buyer deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Repurchase Assets, including, but not limited to, the right to indorse notes, complete blanks in documents, transfer servicing, and sign assignments on behalf of such Seller Party as its agent and attorney-in-fact and (ii) to pay or discharge Taxes and Liens levied or placed on or threatened against the Repurchase Assets. This agency and power of attorney is coupled with an interest and is irrevocable without Buyer’s consent. Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default hereunder. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 28. In addition to the foregoing, each Seller Party agrees to execute a Power of Attorney, in the form of Exhibit C-1 and Exhibit C-2 hereto, to be delivered on the date hereof.

29. Indemnification; Obligations; Recourse

a. Each Seller Party and Guarantor agrees to hold Buyer, Buyer’s Affiliates and Buyer’s and Buyer’s Affiliates” respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) harmless from and indemnify each Indemnified Party (and will reimburse each Indemnified Party as the same is incurred) against all liabilities, losses, damages, judgments, reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and expenses of counsel in connection therewith and in connection with the enforcement of this indemnification obligation) of any kind which may be imposed on, incurred by, or asserted against any Indemnified Party relating to or arising out of this Agreement, any Transaction Request and Confirmation, any Transaction Document or any transaction contemplated hereby or thereby resulting from anything other than the Indemnified Party’s gross negligence or willful misconduct. Seller Parties and Guarantor also agree to reimburse each Indemnified Party for all reasonable expenses in connection with the enforcement of this Agreement and the exercise of any right or remedy provided for herein, any Transaction Request and Confirmation and any Transaction Document, including, without limitation, the reasonable fees and disbursements of counsel. Each Seller Party’s and Guarantor’s agreements in this Section 29 shall survive the payment in full of the Repurchase Price and the expiration or termination of this Agreement. Each Seller Party and Guarantor hereby acknowledges that its obligations hereunder are recourse obligations of Seller Parties and Guarantor and are not limited to recoveries each Indemnified Party may have with respect to the Purchased Assets and the Contributed Crop Loans. Seller Parties and Guarantor also agree not to assert any claim against Buyer, or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the facility established hereunder, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby. This Section 29(a) shall not apply with respect to Taxes other than any Taxes that represent liabilities, losses, damages, costs, or expenses arising from any non-Tax claim. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES AS DETERMINED BY A COURT OF COMPETENT JURISDICTION.

b. Without limiting the provisions of Section 29(a) hereof, if any Seller Party fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of a Seller Party by Buyer (subject to reimbursement by Seller Party), in its sole discretion.

c. The obligations of the Seller Parties from time to time to pay the Repurchase Price, Release Price, the Price Differential, and all other amounts due and Obligations owing under this Agreement shall be full recourse obligations of the Seller Parties.

30. Counterparts

This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one (1) and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Agreement.

31. Confidentiality

This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to each party hereto and shall be held by each other party hereto in strict confidence and shall not be disclosed to any third party without the written consent of each other party hereto except for (i) disclosure to Buyer’s, any Seller Party’s or Guarantor’s direct and indirect Affiliates thereof and Subsidiaries thereof, and each of their respective officers, directors employees, investors, potential investors, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Transaction Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that no party hereto may disclose the name of or identifying information with respect to any other party hereto or any pricing terms (including, without limitation, the Pricing Rate, Commitment Fee, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of the other party.

32. Periodic Due Diligence Review

Each Seller Party acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Seller Parties, the Purchased Assets and the Contributed Crop Loans, for purposes of verifying compliance with the representations, warranties and specifications and updating Market Value determinations, made hereunder, or otherwise, and Seller agrees that upon reasonable (but no less than [***] prior written notice unless an Event of Default shall have occurred and be continuing, in which case no notice is required, to Seller, Buyer or their authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Asset Files and any and all documents, data, records, agreements, instruments or information relating to such Purchased Assets or Contributed Crop Loans in the possession or under the control of the Seller Parties and/or the Guarantor. Each Seller Party also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Asset Files, the Purchased Assets and the Contributed Crop Loans. Without limiting the generality of the foregoing, each Seller Party acknowledges that Buyer may purchase Purchased Assets (and related Contributed Crop Loans) from Seller Parties based solely upon the information provided by Seller Parties to Buyer in the Asset Tape and the representations, warranties and covenants contained herein, and that Buyer, at its option, have the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets and the Contributed Crop Loans purchased in a Transaction, including, without limitation, new credit reports and otherwise re-generating the information used to originate such Contributed Crop Loans and reviewing intercreditor agreements, property management agreements, formation documents of the property owners and their direct and indirect owners, financial statements, environmental and engineering reports, underlying title policies including owner’s and UCC-9 title insurance policies, legal opinions and other documents as may be mutually agreed between Seller and Buyer. Buyer may underwrite such Contributed Crop Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller Parties agree to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets and Contributed Crop Loans in the possession, or under the control, of Seller Parties. Each Seller Party further agrees that each Seller Party shall pay all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 32.

33. Authorizations

Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for Seller Parties or Buyer to the extent set forth therein, as the case may be, under this Agreement. The Seller Parties may amend Schedule 2 from time to time by delivering a revised Schedule 2 to Buyer and expressly stating that such revised Schedule 2 shall replace the existing Schedule 2.

34. Documents Mutually Drafted

The Seller Parties and the Buyer agree that this Agreement and each other Transaction Document prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

35. General Interpretive Principles

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

a. the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

b. accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

c. references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

d. a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

e. the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

f. the term “include” or “including” shall mean without limitation by reason of enumeration;

g. all times specified herein or in any other Transaction Document (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated; and

h. all references herein or in any Transaction Document to “good faith” means good faith as defined in Section 1-201(b)(20) of the UCC as in effect in the State of New York.

36. Specific Performance

Without limiting the rights of Buyer hereto to pursue all other legal and equitable rights available to Buyer for each Seller Party’s or Guarantor’s failure to perform its obligations under this Agreement, each Seller Party and Guarantor acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and Buyer shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Buyer from pursuing any other remedies for such breach, including the recovery of monetary damages.

37. Conflicts

In the event of any conflict between the terms of this Agreement and any other Transaction Document, the documents shall control in the following order of priority: first, the terms of the Transaction Request and Confirmation shall prevail, then the terms of this Agreement shall prevail, and then the terms of the other Transaction Documents shall prevail.

38. Amendments

No amendment or waiver of any provision of this Agreement nor consent to any departure herefrom shall in any event be effective unless the same shall be in writing and signed by all the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment that affects the rights, preferences, privileges, indemnities or immunities of the Trustee shall be effective without its prior written consent. In addition, no amendment to the provisions set forth in Section 8 shall be effective unless signed by the parties hereto, Master Servicer, Trustee, Certificate Registrar and Custodian.

39. Joint and Several

Seller Parties and Buyer hereby acknowledge and agree that Seller Parties are each jointly and severally liable to Buyer for all of their respective Obligations hereunder. Accordingly, each Seller Party waives any and all notice of creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Buyer upon such Seller Party’s joint and several liability. Each Seller Party waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon such Seller Party with respect to the Obligations. When pursuing its rights and remedies hereunder against any Seller Party, Buyer may, but shall be under no obligation to, pursue such rights and remedies hereunder against any Seller Party or against any collateral security for the Obligations or any right of offset with respect thereto, and any failure by Buyer to pursue such other rights or remedies or to collect any payments from such Seller Party to realize upon any such collateral security or to exercise any such right of offset, or any release of such Seller Party or any such collateral security, or right of offset, shall not relieve such Seller Party of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Buyer against such Seller Party.

40. Third Party Beneficiary

Nothing in this Agreement, whether expressed or implied, will confer on any Person, other than the parties hereto, their Affiliates or their permitted successors and assigns, any legal or equitable rights, remedies or liabilities; provided, however, that the Master Servicer, Trustee, Certificate Registrar and the Custodian are intended third party beneficiaries solely with respect to Section 8 and Section 38 hereof and shall be entitled to enforce the provisions of Section 8 and Section 38 as if they were a party hereto.

41. Trustee Not Acting in Individual Capacity

It is expressly understood by the parties hereto, and any person claiming by or through such parties, that the representations, warranties, covenants and obligations (including payment and indemnification obligations) of the Trust Subsidiary herein are solely the obligations of the Trust Subsidiary, for which recourse shall be limited solely to the assets of the Trust Subsidiary, and no recourse may be taken, directly or indirectly, with respect to such representations, warranties, covenants or obligations of the Trust Subsidiary set forth in this Agreement or any certificate or other writing delivered in connection herewith or therewith, against the Trustee or any of their respective officers, directors, employees, agents, successors or assigns.

Pursuant to authority granted under the Trust Agreement, the rights, duties and obligations of the Trust Subsidiary hereunder may be exercised and performed by Administrator or other agents on behalf of the Trust Subsidiary and under no circumstances shall the Trustee have any duty or obligation to monitor, supervise, exercise or perform the rights, duties or obligations of the Trust Subsidiary or the Administrator or other agents hereunder or under any related agreement.

With respect to any action to be taken by the Trust Subsidiary hereunder that is not specific with regards to which party shall act for the Trust, the Trustee shall not be required to take any action without its receipt of proper direction under the Trust Agreement, and if necessary, satisfactory indemnity. In executing the Agreement on behalf of the Trust and in taking any action hereunder, the Trustee shall be entitled to the rights, benefits, protections, indemnities and immunities afforded to it in the Trust Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

NATIONAL FOUNDERS LP,
as Buyer

By:	/s/ Brett M. Samsky
Name: Brett M. Samsky
Title: CEO

Signature Page to Master Repurchase Agreement ([***]/FarmOp)

FACO CROP LOANS LLC, as Seller

By:	/s/ Robert Conway
Name: Robert Conway
Title: Treasurer

FACO CROP LOAN FINANCING TRUST C1, as Trust Subsidiary

By: FACO Crop Loans LLC, as its Administrator

By:	/s/ Robert Conway
Name: Robert Conway
Title: Treasurer

Signature Page to Master Repurchase Agreement ([***]/FarmOp)

SCHEDULE 1A

REPRESENTATIONS AND WARRANTIES

WITH RESPECT TO CONTRIBUTED CROP LOANS

Each Seller Party represents and warrants to Buyer, with respect to each Contributed Crop Loan, that as of the Purchase Date and as of each date while the Transaction Documents and the related Transaction hereunder is in full force and effect, the following are true and correct in all material respects. With respect to those representations and warranties which are made to the knowledge of a Seller Party or to the best of a Seller Party’s knowledge or if there is any limitation as to the scope any representation by a knowledge qualifier, if it is discovered by either Seller Party or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding the lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a) Underwriting Guidelines and Originator. Unless approved by Buyer in its sole discretion, the Contributed Crop Loan was originated in accordance with the Underwriting Guidelines by an Approved Originator.

(b) Approved State. The Contributed Crop Loan was originated in an Approved State.

(c) Crop. The underlying Crop for the Contributed Crop Loan is a Crop approved pursuant to the Underwriting Guidelines.

(d) Minimum Loan Amount. Unless otherwise approved by Buyer in its sole discretion, the Contributed Crop Loan does not have a principal loan amount that is less than [***].

(e) Maximum Maturity Date. The Contributed Crop Loan does not have a maturity date that is (i) greater than [***] calendar months from the Purchase Price Increase Date with respect to such Contributed Crop Loan or (ii) after the Termination Date.

(f) Payments Current. All payments required to be made under the terms of the Crop Loan Documents for such Contributed Crop Loan have been made and credited. No payment required under the Contributed Crop Loan is delinquent nor has any payment under the Contributed Crop Loan been delinquent at any time since the origination of the Contributed Crop Loan.

(g) Interest Rate. The Contributed Crop Loan incurs interest at a fixed rate.

(h) Original Terms Unmodified. To the knowledge of each Seller Party, the terms of the Crop Loan Documents for the Contributed Crop have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written agreement which has been delivered to the Custodian and the terms of which are reflected in the Asset Tape and is in compliance with Accepted Servicing Practices or the Underwriting Guidelines or otherwise approved by Buyer in its sole discretion.

(i) Compliance with Applicable Laws. Any and all requirements of any federal, state and local laws, rules and regulations, including, without limitation and to the extent applicable, usury, and any other consumer credit, equal opportunity and disclosure laws applicable to such Contributed Crop Loan, have been, and as of the Effective Date or the date of each Crop Loan Advance, as applicable, continue to be, complied with in all material respects; and the consummation of the Transactions contemplated by the Seller and the Trust Subsidiary pursuant to the Agreement will not involve the violation of any such laws, rules and regulations.

Schedule 1A-1

(j) Validity of Crop Loan Documents. The Crop Loan Note and the other Crop Loan Documents for the Contributed Crop Loan were executed and delivered by an Obligor or guarantor, if applicable, in connection with a Contributed Crop Loan are genuine, and each is in full force and effect and constitutes the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). All parties to the Crop Loan Note and the other Crop Loan Documents for such Contributed Crop Loan had legal capacity to enter into the Contributed Crop Loan and to execute and deliver the related Crop Loan Note and the other Crop Loan Documents, and the Crop Loan Note and the other Crop Loan Documents have been duly and properly executed by such related parties. No fraud, error, omission, misrepresentation or gross negligence with respect to the Contributed Crop Loan has taken place on the part of any Obligor or any other party involved in the origination of the Contributed Crop Loan. Seller Parties reviewed all of the documents constituting the Asset File and have made such inquiries as they deem necessary to make and confirm the accuracy of the representations set forth herein.

(k) Ownership. Seller has full right to sell the Contributed Crop Loan to the Trust Subsidiary and the Trust Subsidiary has the full right to grant a security interest in the Contributed Crop Loan to the Buyer, in each case, free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party and the Contributed Crop Loan is free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement.

(l) Doing Business. Except with respect to Buyer, all parties which have had any interest in the Contributed Crop Loan, whether as secured party, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Contributed Crop Loan was originated in all material respects, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.

(m) No Defaults; No Waivers. There is no default, breach, violation or event of acceleration existing under the Crop Loan Note or other Crop Loan Documents and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and none of Seller, Trust Subsidiary nor their predecessors have waived any default, breach, violation or event of acceleration; and none of Seller, Trust Subsidiary nor their Affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration.

(n) No Statutory Liens. No Obligor has created, incurred, assumed or suffered to exist, any carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, agricultural workers’ or other like Liens upon any of its property, assets or revenues, whether now owned or hereafter acquired or any purchase money liens or purchase money security interests upon or in any property acquired or held by Obligor, except as permitted by the Crop Loan Documents.

Schedule 1A-2

(o) Collection Practices; Escrow Deposits. The origination and collection practices used by the Approved Originator, Seller Parties, Master Servicer and Subservicer with respect to the Contributed Crop Loan have been in all respects in compliance with Accepted Servicing Practices. With respect to escrow deposits and escrow payments, all such payments are in the possession of, or under the control of, Seller Parties and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.

(p) Origination Date. The Purchase Date is at least [***] following the origination date of such Contributed Crop Loan.

(q) Bona Fide Loan. Such Contributed Crop Loan (i) arose from a bona fide loan, materially complying with all applicable State and Federal laws and regulations is not subject to any right of rescission, cancellation, defense (including the defense of usury), set-off or counterclaim, and the operation of any of the terms of any contract, or the exercise of any right thereunder, will not render such Contributed Crop Loan unenforceable in whole or in part or subject to any right of rescission, cancellation, defense (including the defense of usury), set-off or counterclaim, and no Seller Party has received written notice of the assertion of right of rescission, cancellation, defense (including the defense of usury), set-off or counterclaim. The proceeds of the Contributed Crop Loan have been advanced to the Obligor or to third parties at Obligor’s direction.

(r) Other Encumbrances. To the best of each Seller Party’s knowledge, any property subject to any security interest given in connection with such Contributed Crop Loan is not subject to any other encumbrances other than the lien of the Buyer, Permitted Liens or as permitted by the Crop Loan Documents.

(s) Description. The Contributed Crop Loan conforms to the description thereof as set forth on the related Asset Tape delivered to the Custodian and Buyer.

(t) Obligor’s Representations. To the best of Seller Party’s knowledge, all of the representations and warranties included in the related loan and security agreement are true and correct as of the Purchase Date.

(u) Good Farming Practices. To the best of Seller Party’s knowledge, the Obligor has engaged in “good farming practices” as defined by the RMA and more particularly described in the “Good Farming Practice Determination Standards Handbook”.

(v) Insurable Crop. Each Crop is grown on insurable acreage in a county for which a method of establishing insurance yields/guarantees and premium rates has been established for the Crop in order for Crop Insurance to attach.

(w) Insurable Obligor. Each Obligor (1) has an insurable interest in an agricultural commodity, (2) has not been determined ineligible to participate in the Federal Crop Insurance Program, and (3) possesses a United States issued SSN or Employer Identification Number, as defined and required under Section 6109 of the Internal Revenue Code of 1986, as amended.

(x) Crop Insurance Policy. The Crops underlying the Contributed Crop Loan (i) are subject to an enforceable and valid Crop Insurance Policy that: (1) covers an agricultural commodity authorized to be insured under the Federal Crop Insurance Act, (2) is approved for sales by Federal Crop Insurance Corporation, (3) contains terms and conditions in effect as of the applicable contract change date, (4) is sold and serviced in accordance with the Federal Crop Insurance Act, Federal Crop Insurance Corporation regulations, Federal Crop Insurance Corporation procedures, and the standard reinsurance agreement, (5) has a sales closing date within the reinsurance year and (6) is issued by an Approved Insurance Provider or (ii) were previously subject to a Crop Insurance Policy which met the requirements of clause (i) above and the related insurance period has expired (as defined in the related Crop Insurance Policy).

Schedule 1A-3

(y) Crop Insurance Policy Premiums. Each Obligor has paid in full all premiums due and payable for any Crop Insurance Policy issued with respect to any Crop Year prior to the then-current Crop Year.

(z) Assignments of Indemnity. Solely as of the date of origination, with respect to the Contributed Crop Loan and the related Crop Insurance Policy, no Assignment of Indemnity contains more than one assignee and/or no more than one Assignment of Indemnity is in effect. No single Assignment of Indemnity has been cancelled by any Approved Insurance Provider.

(aa) Assignment of Indemnity Payments. Solely as of the date of origination, any indemnity payments made pursuant to an Assignment of Indemnity will be made payable to Servicer, in its capacity as assignee and Master Servicer, and the Obligor, and will not be payable to any other Person.

(bb) Powers of Attorney. With respect to the Contributed Crop Loan, a power of attorney was delivered by Obligor to the Originator and by the Obligor to the Seller and such power of attorney may be exercised by the successors and assigns of such Seller Party.

(cc) Notice Submission by Buyer as Assignee. Immediately prior to the transfer of the Contributed Loan to the Trust Subsidiary, Seller in its capacity assignee pursuant to the Assignment of Indemnity has the right to submit all loss notices or other forms as required by the Crop Insurance Policy. If the Obligor, as the insured, has suffered a loss and fails to file a claim for indemnity within the time period specified in the Crop Insurance Policy, Seller, in its capacity as assignee, pursuant to the Assignment of Indemnity has the right to submit the claim for indemnity under the applicable the Crop Insurance Policy.

(dd) Duplicate Policies. No duplicate policies, including without limitation, more than one Crop Insurance Policy for the same acreage is in force and effect unless each such policy (i) has been assigned to Buyer, and (ii) (x) does not violate and is otherwise in compliance with any and all requirements of any federal, state and local laws, rules and regulations applicable to the Crop Insurance Policy and (y) does not have a material adverse effect on any Crop Insurance Policy.

(ee) Delinquent Debt. No Obligor has any debt due and owing to the Federal Crop Insurance Corporation or an Approved Insurance Provider.

(ff) Disqualification, Suspension, or Debarment. No Obligor has been and continues to be disqualified under section 515(h) of the Federal Crop Insurance Act, or has been debarred or suspended under 7 CFR Part 400, Subpart R, 2 CFR Part 180 or 2 CFR Part 417, or successor regulations.

(gg) Conviction-Controlled Substance. No Obligor has been convicted under federal or state law of planting, cultivating, growing, producing, harvesting, or storing a controlled substance in the four immediately preceding, consecutive Crop Years in accordance with the Food Security Act of 1985, as amended.

(hh) Landlord/Tenant. No landlord has a separate Crop Insurance Policy for the same acreage associated with any Contributed Crop Loan. To the extent the Obligor is a tenant, it is a party to a valid and enforceable lease with the landlord, no default exists under such lease and no eviction proceedings exist.

Schedule 1A-4

(ii) Farm Production Loan. Each Contributed Crop Loan is a farm production loan for the purpose of financing Obligor’s farm production costs for the then-current Crop Year.

(jj) Excluded Parties List. No Obligor is named on that certain list maintained by the General Services Administration, or successor thereto, which provides a source of exclusion records identifying those parties excluded from receiving federal contracts, certain subcontracts and from certain types of federal financial and non-financial assistance and benefits.

(kk) Anti-money laundering. Each Seller Party has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Contributed Crop Loans.

(ll) Sources and Uses. Each Obligor has delivered a sources and uses schedule which has been verified by the Seller Parties.

(mm) Nature of Crop Loans. The Crop Loan Note and the other Crop Loan Documents related to the Contributed Crop Loan executed in connection therewith have been fully and properly executed or electronically authenticated by the Obligor thereto. The Crop Loan was originated in the United States and denominated in Dollars, is not secured by real estate. As of the date of each Crop Loan Advance, the Contributed Crop Loan is secured by a validly perfected security interest in the related Seller Repurchase Assets in favor of a Seller Party, as secured party, or all necessary actions have been commenced that would result in a first priority perfected security interest in such related underlying collateral in favor of a Seller Party, as secured party, and is prior to all other Liens (other than Permitted Liens).

(nn) Full Force and Effect. The Contributed Crop Loan has not been satisfied, subordinated or rescinded nor has the underlying collateral, if any, securing the related Contributed Crop Loan been released from the lien of such Contributed Crop Loan in whole or in part, and no Seller Party has done anything to impair the rights of the Buyer with regard to such Contributed Crop Loan.

(oo) No Government Obligor. The Obligor for such Contributed Crop Loan is not the United States or any state or local government, or any agency, department, political subdivision or instrumentality of the United States or any state or local government.

(pp) Good Title. As of the related date of each Crop Loan Advance, the Contributed Crop Loan has not been sold, transferred, assigned, conveyed or pledged to any Person other than pursuant to the Trust Agreement. As of the related date of each Crop Loan Advance, the applicable Seller Party had good and marketable title to and was the sole owner of such related Contributed Crop Loan free and clear of all Liens (except any Lien which will be released prior to the pledge of such Contributed Crop Loan hereunder and any Permitted Liens).

(qq) Filings. All filings (including Uniform Commercial Code financing statements) necessary in any jurisdiction to give the Seller a validly perfected ownership interest in the Contributed Crop Loans, and to give the Buyer a security interest therein, will be made on the Effective Date.

(rr) Priority. The Contributed Crop Loan has not been pledged, assigned, sold, made subject to a security interest, or otherwise conveyed other than pursuant to the Transaction Documents. No Seller Party has authorized the filing of and there are no financing statements against any Seller Party that include a description of collateral covering the Contributed Crop Loan other than any financing statement relating to security interests granted under the Transaction Documents, unless otherwise subordinated, or that have been or, prior to the conveyance of such Contributed Crop Loan hereunder, will be terminated, amended or released. The Transaction Documents create a valid and continuing security interest in the Contributed Crop Loan in favor of the Buyer which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such against all other creditors of and purchasers and assignees from Seller.

Schedule 1A-5

(ss) UCC Characterization of Crop Loan Notes. Each Crop Loan Note constitutes an “instrument” or “general intangible” as defined in the UCC.

(tt) Asset File. As of the date of each Crop Loan Advance, the Custodian is holding the related Asset File for the benefit of Buyer, and the related Loan File as defined in the Servicing Agreement, and related documentation are maintained by the Master Servicer or any Subservicer on behalf of the Obligor for the benefit of the Buyer.

(uu) Security Agreement and Assignment of Hedging Account. The Obligor under the Contributed Crop Loan has entered into one or a combination of Hedging Agreements that equal a hedge value greater than or equal to the principal amount of the Contributed Crop Loan. The Obligor granted a security interest in and assigned to Seller (and its successors and assigns) all hedging funds that may exist in any hedging account maintained at the Broker pursuant to the terms of each Security Agreement and Assignment of Hedging Account and each Obligor has granted to Seller (and its successors and assigns) an irrevocable power of attorney to effectuate transactions in connection with the Security Agreement and Assignment of Hedging Account.

(vv) Property and Casualty Insurance. The Crops underlying the Contributed Crop Loan are subject to enforceable and valid property and casualty policies that specifically relate to grain in storage and farm related machinery and equipment and, in each case, such policies name an Approved Originator as loss payee/additional insured, as applicable. Each Obligor has paid in full all premiums due and payable for any such property and casualty

Schedule 1A-6

SCHEDULE 1B

REPRESENTATIONS AND WARRANTIES

WITH RESPECT TO TRUST SUBSIDIARY INTERESTS

Each Seller Party represents and warrants to Buyer, with respect to each Trust Subsidiary Interest, that as of the Purchase Date and as of each date while the Transaction Documents and the related Transaction hereunder is in full force and effect, the following are true and correct in all material respects. With respect to those representations and warranties which are made to the knowledge of a Seller Party or to the best of a Seller Party’s knowledge or if there is any limitation as to the scope any representation by a knowledge qualifier, if it is discovered by either Seller Party or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding the lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a) Trust Subsidiary Interest. The Trust Subsidiary Interests constitute all the issued and outstanding trust interests of all classes of the Trust Subsidiary Interests. Seller shall not issue certificates representing the Trust Subsidiary Interests or issue any additional trust interest other than the Trust Subsidiary Interests.

(b) Duly and Validly Issued. All of the shares of the Trust Subsidiary Interests have been duly and validly issued and, if Capital Stock of a trust, are fully paid and nonassessable.

(c) Securities. None of the Trust Subsidiary Interests are dealt in or traded on securities exchanges or in securities markets.

(d) Good and Marketable Title. Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller has good and marketable title to, and is the sole owner and holder of, the Trust Subsidiary Interests, and Seller is transferring the Trust Subsidiary Interests free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering the Trust Subsidiary Interest. Upon consummation of the purchase by Buyer contemplated to occur in respect of the Trust Subsidiary Interest, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to the Trust Subsidiary Interest free and clear of any pledge, Lien, encumbrance or security interest and upon Buyer obtaining “control” (as defined in the UCC) of the certificated Trust Subsidiary Interest, the Lien granted pursuant to this Agreement will constitute a valid, perfected first priority Lien on the Trust Subsidiary Interest in favor of Buyer enforceable as such against all creditors of Seller and any Persons purporting to purchase the Trust Subsidiary Interest from Seller.

(e) Consents and Approvals. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the documents governing the Trust Subsidiary Interests, no consent or approval by any Person (other than Buyer and its Affiliates) is required in connection with Seller’s sale of the Trust Subsidiary Interests, for Buyer’s exercise of any rights or remedies in respect of the Trust Subsidiary Interests (other than consent and approvals pertaining to (x) matters solely related to Buyer’s structure or (y) regulations imposed on Buyer) or for Buyer’s sale, pledge or other disposition of the Trust Subsidiary Interests. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies with respect to the Trust Subsidiary Interests.

(f) No Waiver. No Seller Party has waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Trust Subsidiary Agreement.

Schedule 1B-1

(g) Compliance with Law. Each Trust Subsidiary Interest complies in all material respects with, or is exempt from, all applicable requirements of federal, state or local law relating to the Trust Subsidiary Interest.

(h) No Fraud. No fraudulent acts were committed by any Seller Party or any of their respective Subsidiaries in connection with the issuance of the Trust Subsidiary Interests.

(i) No Defaults. No (i) monetary default, breach or violation exists with respect to any agreement or other document governing the Trust Subsidiary Interests or to which the Trust Subsidiary Interests are subject, or (ii) non-monetary default, breach or violation exists with respect to any agreement or other document governing the Trust Subsidiary Interests or to which the Trust Subsidiary Interests are subject.

(j) No Modifications. No Seller Party is a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of the Trust Subsidiary Interests and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.

(k) Power and Authority. Seller has full right, power and authority to sell and assign the Trust Subsidiary Interests and the Trust Subsidiary Interests have not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

(l) No Governmental Approvals. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over any Seller Party is required for any transfer or assignment by the holder of the Trust Subsidiary Interests to the Buyer.

(m) Original Certificates. Seller has delivered to Buyer (or its designee) the original Trust Subsidiary Interests and they have been re-registered in the name of the Buyer.

Schedule 1B-2

SCHEDULE 2

AUTHORIZED REPRESENTATIVES

SELLER PARTY NOTICES

Name: FACO Crop Loans LLC, FACo Crop Loan Financing Trust C1	Address: c/o Finance of America Holdings LLC 909 Lake Carolyn Parkway, Suite 1550 Irving, TX 75039 Attention: General Counsel Email: [***]

SELLER PARTY AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

Name	Title	Signature
[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

Authorized Representatives to Master Repurchase Agreement

BUYER NOTICES

Name: National Founders LP	Address: National Founders LP P.O. Box 1073 Wilmington, DE 19899 Attn: General Counsel E-mail: [***]

BUYER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for Buyer under this Agreement:

Name	Title	Signature
[***]	[***]

[***]	[***]

[***]	[***]

Authorized Representatives to Master Repurchase Agreement

EXHIBIT A

FORM OF TRANSACTION REQUEST AND CONFIRMATION

______, 20[__]

National Founders LP

[***]

[***]

Attn: General Counsel

E-mail: [***]

With copy to:

[***]

[***]

[***]

Attn: General Counsel

E-mail: [***]

Ladies/Gentlemen:

This letter is a request for you to remit a Purchase Price Increase in respect of the Crop Loans listed in Appendix I hereto, pursuant to the Master Repurchase Agreement, dated as of March 18, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among National Founders LP (“Buyer”), FACO Crop Loans LLC, a Delaware limited liability company, as seller (“Seller”), and FACo Crop Loan Financing Trust C1, a Delaware statutory trust, as trust subsidiary (“Trust Subsidiary”) as follows:

Requested Purchase Date/Purchase Price Increase Date:

Eligible Crop Loans requested to be subject to Transactions: See Appendix I hereto.

[Annex I to Transaction Request will be an Asset Schedule]

Aggregate principal amount of Eligible Crop Loans requested to be purchased:

Purchase Price/Purchase Price Increase:

Repurchase Date/Release Date:

Purchase Price Percentage:

Names and addresses for communications:

Buyer: as set forth above

Seller:

FACO Crop Loans LLC

c/o Finance of America Holdings LLC

909 Lake Carolyn Parkway, Suite 1550

Irving, TX 75039

Attention: General Counsel

Email: [***]

A-3

This Transaction Request and Confirmation constitutes certification by Seller that:

1.	No Default or Event of Default has occurred and is continuing on the date hereof nor will occur after giving effect to such Transaction as a result of such Transaction.

2.	Each of the conditions precedent set forth in Section 10(b) with respect to the Transaction has been satisfied or waived in writing by Buyer.

3.

Each of the representations and warranties made by each Seller Party and Guarantor in or pursuant to the Agreement is true and correct in all material respects on and as of such date and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

4.

Each Seller Party and Guarantor is in compliance with all governmental licenses and authorizations in all material respects and is qualified to do business and is in good standing in all required jurisdictions.

5.

As of the Purchase Date and/or Purchase Price Increase Date, the security interests in the Crop Loans identified on Annex I hereto comprise all security interests relating to or affecting any and all such Crop Loans. Each Seller Party warrants that, as of such time, there are and will be no other security interests affecting any or all such Crop Loans.

All capitalized terms used herein shall have the meaning assigned thereto in the Agreement.

FACO CROP LOANS LLC

By:
Name:
Title:

Authorized Representatives to Master Repurchase Agreement

Annex 1 to Exhibit A

FORM OF ASSET TAPE

Loan Number

Obligor Name

Data As of Date

Original Disbursed (Original UPB)

2nd Disbursed Amount (2nd UPB)

3rd Disbursed Amount (3rd UPB)

Current Disbursed Amount (UPB)

Loan Face Amount (Prin Limit)

Product

Funding Date

2nd Funding Date

3rd Funding Date

Street

City

State

Loan Maturity Date

Loan Term in Months

Interest Rate

Crop 1

Crop 2

Crop 3

Crop 4

Crop 5

Crop 6

Crop 7

Crop 8

Crop 1 Acreage

Crop 2 Acreage

Crop 3 Acreage

Crop 4 Acreage

Crop 5 Acreage

Crop 1 APH

Crop 2 APH

Crop 3 APH

Crop 4 APH

Crop 5 APH

Total Acreage

Origination Fee

Years Experience

UW Total Revenue

UW Total Cost of Production

UW Projected Operating Margin

UW Current Assets

UW Total Assets

UW Current Liabilities,

Annex 1 to Exhibit A

UW Total Liabilities,

UW Owner’s Equity $

UW Working Capital, Current Ratio

UW Owner’s Equity %

UW EBITDA

UW Total Annual Debt Service

UW Total Debt Service Coverage (Repayment Capacity)

FICO

Number of Acres Owned

Number of Acres Rented

Total Acres to be Funded

Insurance Value

Total Hedged Value

Loan to Insured Value (LTIV)

Total Repayment to Insured Value

Loan to Cost (LTC)

Total Repayment to Cost

Loan to Crop Value

Total Repayment to Crop Value

Loan to Hedged Value (LTHV)

Total Repayment to Hedged Value

Applicant’s Owner’s Equity

UW Current Ratio

UW Financeable Equity plus IV

UW Total Debt Service Coverage

UW Margin After Debt Service

Years Experience

Subordinate Lienholder 1

Subordinate Lienholder 1 Amount

Crop Insurance Insurer Name

Crop Insurance Policy Number

P&C Insurer Name

P&C Insurance Policy Number

P&C Insurance Policy Effective Date

Counties

Additional Borrower 1

Additional Borrower 2

Additional Borrower 3

Additional Borrower 4

Additional Borrower 5

Additional Borrower 6

Total Underwritten Crop Value

Timing Of Expected Fundings

Amount Of Expected Funding Disbursements

Acreage By County And State

Put Strike

Acquired Put Quantity

Put Purchase Price

Put CUSIP

Put Expiration Date

Weighted Average Forward Sale Price

Annex 1 to Exhibit A

Weighted Average Forward Sale Date

Insurance Premium

AIP

Discovery Price

Harvest Price

Actual Amount Harvested by Crop

Actual Sale Proceeds by Crop

Annex 1 to Exhibit A

EXHIBIT B

FORM OF MONTHLY COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE

I, ___________________, do hereby certify that I am the duly elected, qualified and authorized [CFO/TREASURER/FINANCIAL OFFICER] of FINANCE OF AMERICA COMMERCIAL LLC (“Guarantor”). This Certificate is delivered to you in connection with Section 17(b) of the Master Repurchase Agreement dated as of March 18, 2020, between FACO CROP LOANS LLC, FACO CROP LOAN FINANCING TRUST C1 and NATIONAL FOUNDERS LP (as amended from time to time, the “Agreement”). Capitalized terms shall have the meaning set forth in the Agreement. I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, Guarantor and the Seller Parties are and have been in compliance with all the terms of the Agreement and, without limiting the generality of the foregoing, I certify that:

Seller Financial Condition Covenants. Seller has ensured that it has at all times complied with the covenants set forth in Section 14(y) of the Agreement. Attached as Schedule 1 hereto are the calculations demonstrating compliance with such financial covenant.

Guarantor Financial Condition Covenants. Guarantor has ensured that it has at all times complied with the covenants set forth in Section 10(i) of the Guaranty. Attached as Schedule 2 hereto are the calculations demonstrating compliance with such financial covenants.

No Default. No Default has occurred during the period covered by the audited or unaudited financial statements attached hereto as Schedule 3, in each case expect as specified in Schedule 4 hereto.

IN WITNESS WHEREOF, I have set my hand this __ day of __________ 20__.

[____________________________________]

By:
Name:
Title:

Exhibit B-1

SCHEDULE 1 TO

OFFICER’S COMPLIANCE CERTIFICATE

CALCULATIONS OF SELLER FINANCIAL COVENANTS

As of the month ended [DATE]

Exhibit B-2

SCHEDULE 2 TO

OFFICER’S COMPLIANCE CERTIFICATE

CALCULATIONS OF GUARANTOR FINANCIAL COVENANTS

As of the month ended [DATE]

Exhibit B-3

SCHEDULE 3 TO

OFFICER’S COMPLIANCE CERTIFICATE

FINANCIAL STATEMENTS

Exhibit B-4

SCHEDULE 4 TO

OFFICER’S COMPLIANCE CERTIFICATE

DEFAULTS

Exhibit B-5

EXHIBIT C-1

FORM OF POWER OF ATTORNEY (SELLER)

KNOW ALL MEN BY THESE PRESENTS, that FACO Crop Loans LLC, a Delaware limited liability company (the “Seller”) hereby irrevocably constitutes and appoints National Founders LP (“Buyer”), and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller, or in its own name, from time to time in Buyer’s sole discretion:

(a) in the name of Seller, or in its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets (the “Assets”) purchased by Buyer under the Master Repurchase Agreement, dated as of March 18, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), among Buyer, Seller, and FACo Crop Loan Financing Trust C1, a Delaware statutory trust and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;

(b) to pay or discharge taxes and liens levied or placed on or threatened against the Assets;

(c) to direct any party liable for any payment under any Assets (i) to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iii) to sign and indorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (v) to defend any suit, action or proceeding brought against Seller with respect to any Assets; (vi) to settle, compromise or adjust any suit, action or proceeding described in clause (iv) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (vii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do;

(d) for the purpose of carrying out the transfer of servicing with respect to the Assets from FarmOp Capital, LLC, in its capacity as master servicer (“Servicer”) and/or KeyBank National Association, in its capacity as subservicer (“Subservicer”) to a successor servicer appointed by Buyer in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Servicer and/or Subservicer, without assent by Seller, to, in the name of Seller or its own name, or otherwise, prepare and send or cause to be sent “good-bye” letters to all Obligors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Buyer in its sole discretion; and

(e) for the purpose of delivering any notices of sale to Obligors or other third parties, including without limitation, those required by law.

Exhibit C-1-1

Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

Seller also authorizes Buyer, from time to time, to execute, in connection with any sale, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.

This Power of Attorney shall be governed by and construed in accordance with the laws of the state of New York, without reference to conflict of laws principles, except Sections 5-1401 and 5-1402 of the New York General Obligations Law.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND BUYER ON ITS OWN BEHALF AND ON BEHALF OF BUYER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING REASONABLY RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

IN WITNESS WHEREOF, Seller has caused this Power of Attorney to be executed and Seller’s seal to be affixed this ______ day of _____________, 202_.

FACO CROP LOANS LLC, as Seller

By:
Name:
Title:

Exhibit C-1-2

STATE OF	)
	)	ss.:
COUNTY OF	)

On the ____ day of ______________, 202_ before me, a Notary Public in and for said State, personally appeared ________________________________, known to me to be _____________________________________ of FACO Crop Loans LLC, the institution that executed the within instrument and also known to me to be the person who executed it on behalf of said institution, and acknowledged to me that such institution executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires ________________________________

Exhibit C-1-3

EXHIBIT C-2

FORM OF POWER OF ATTORNEY (TRUST SUBSIDIARY)

KNOW ALL MEN BY THESE PRESENTS, that FACo Crop Loan Financing Trust C1, a Delaware statutory trust (the “Trust Subsidiary”) hereby irrevocably constitutes and appoints National Founders LP (“Buyer”), and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Trust Subsidiary and in the name of Trust Subsidiary, or in its own name, from time to time in Buyer’s discretion:

(a) in the name of Trust Subsidiary, or in its own name, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets (the “Assets”) purchased by Buyer under the Master Repurchase Agreement, dated as of March 18, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), among Buyer, FACO Crop Loans LLC, a Delaware limited liability company (the “Seller”), and Trust Subsidiary, and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;

(b) to pay or discharge taxes and liens levied or placed on or threatened against the Assets;

(c) to direct any party liable for any payment under any Assets (i) to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iii) to sign and indorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (v) to defend any suit, action or proceeding brought against Trust Subsidiary with respect to any Assets; (vi) to settle, compromise or adjust any suit, action or proceeding described in clause (iv) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (vii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Trust Subsidiary’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Trust Subsidiary might do;

(d) for the purpose of carrying out the transfer of servicing with respect to the Assets from FarmOp Capital, LLC, in its capacity as master servicer (“Servicer”) and/or KeyBank National Association, in its capacity as subservicer (“Subservicer”) to a successor servicer appointed by Buyer in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Trust Subsidiary hereby gives Buyer the power and right, on behalf of Servicer and/or Subservicer, without assent by Trust Subsidiary, to, in the name of Trust Subsidiary or its own name, prepare and send or cause to be sent “good-bye” letters to all Obligors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Buyer in its sole discretion; and

(e) for the purpose of delivering any notices of sale to Obligors or other third parties, including without limitation, those required by law.

Exhibit C-2-1

Notwithstanding anything herein to the contrary, the powers granted herein may only be executed by such attorney if such actions are required or permitted under the terms of the Repurchase Agreement and no power is granted hereunder to take any action (a) in the name of U.S. Bank Trust National Association, in its capacity as trustee or in its individual capacity or (b) which to its actual knowledge would be adverse to the interests of U.S. Bank Trust National Association.

Trust Subsidiary hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

Trust Subsidiary also authorizes Buyer, from time to time, to execute, in connection with any sale, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.

This Power of Attorney shall be governed by and construed in accordance with the laws of the state of New York, without reference to conflict of laws principles, except Sections 5-1401 and 5-1402 of the New York General Obligations Law.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, TRUST SUBSIDIARY HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND BUYER ON ITS OWN BEHALF AND ON BEHALF OF BUYER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING REASONABLY RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

IN WITNESS WHEREOF, Trust Subsidiary has caused this Power of Attorney to be executed and Trust Subsidiary’s seal to be affixed this ______ day of _____________, 202_.

FACO CROP LOAN FINANCING TRUST C1, as Trust Subsidiary

By: FACO Crop Loans LLC, as its Administrator

By:
Name:
Title:

Exhibit C-2-2

STATE OF	)
	)	ss.:
COUNTY OF	)

On the ____ day of ______________, 202_ before me, a Notary Public in and for said State, personally appeared ________________________________, known to me to be _____________________________________ of _____________________________________, the institution that executed the within instrument and also known to me to be the person who executed it on behalf of said institution, and acknowledged to me that such institution executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires ________________________________

Exhibit C-2-3

EXHIBIT D-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Buyers That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Master Repurchase Agreement, dated as of March 18, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among FACO Crop Loans LLC, a Delaware limited liability company, as seller (“Seller”), FACo Crop Loan Financing Trust C1, a Delaware statutory trust, as the trust subsidiary (“Trust Subsidiary”) and National Founders LP (the “Buyer”).

Pursuant to the provisions of Section 11(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the ownership interest in the Transaction(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a [***] shareholder of the Seller within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Seller as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Seller with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Seller, and (2) the undersigned shall have at all times furnished the Seller with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the [***] preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF BUYER]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit D-1-1

EXHIBIT D-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Buyers That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Master Repurchase Agreement, dated as of March 18, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among FACO Crop Loans LLC, a Delaware limited liability company, as seller (“Seller”), FACo Crop Loan Financing Trust C1, a Delaware statutory trust, as the trust subsidiary (“Trust Subsidiary”) (the “Seller”) and National Founders LP (the “Buyer”).

Pursuant to the provisions of Section 11(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the ownership interest in the Transaction(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such interest, (iii) with respect to such interest, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a [***] shareholder of the Seller within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Seller as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Seller with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Seller, and (2) the undersigned shall have at all times furnished the Seller with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the [***] preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF BUYER]

By:
Name:
Title:

Date: ________ __, 20[ ]

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